                                                               HECO Exhibit 10.9
                                                               -----------------



        INTER-ISLAND INDUSTRIAL FUEL OIL AND DIESEL FUEL SUPPLY CONTRACT

                                 By and Between


                           CHEVRON PRODUCTS COMPANY,
                        A DIVISION OF CHEVRON U.S.A. INC

                                      and

                        HAWAIIAN ELECTRIC COMPANY, INC.;

                          MAUI ELECTRIC COMPANY, LTD.;

                        HAWAII ELECTRIC LIGHT CO., INC.;

                          HAWAIIAN TUG & BARGE CORP.;

                          and YOUNG BROTHERS, LIMITED.



                         * * * * * * * * * * * * * * *

                               TABLE OF CONTENTS

ARTICLE                                                            PAGE
-------                                                            ----

ARTICLE I:   Definitions                                             1
ARTICLE 2:   Term                                                    4
ARTICLE 3:   Quantity                                                4
      Section 3.1:    Minimum and Maximum Annual Quantities          4
      Section 3.2:    Forecast                                       5
      Section 3.3:    Ratability                                     6
      Section 3.4:    Effect of Purchase Power Agreements (PPA)      6
ARTICLE 4:   Quality                                                 7
      Section 4.1:    CIFO Specifications                            7
      Section 4.2:    Diesel Specifications                          7
      Section 4.3:    Jet Fuel Grade                                 7
      Section 4.4:    No Warranty of Merchantability or Fitness      8
ARTICLE 5:   Price, BTU Determination                                8
      Section 5.1:    Diesel, CIFO and Jet Prices                    8
      Section 5.2:    Determination of Source of Raw Materials       8
      Section 5.3:    Reimbursement of All Taxes, Assessments and
                      Levies                                        10
      Section 5.4     Determination of BTU Content For Diesel       11
      Section 5.5:    Determination of BTU Content For CIFO         11
      Section 5.6:    Dispute                                       11
      Section 5.7:    Rounding of Prices                            11
      Section 5.8:    Successor Publications                        12
ARTICLE 6:   Deliveries                                             12
      Section 6.1:    Delivery of Diesel and CIFO to MECO
                      and HELCO                                     12
      Section 6.2:    Delivery of Diesel to HT&B and YB             13
      Section 6.3:    Delivery of Diesel to HECO                    13
      Section 6.4:    Delivery of Jet to MECO and HELCO             13
      Section 6.5:    Chevron's Delivery of Diesel to Molokai,
                      Kahului, Maui, Hilo, Hawaii and Kawaihae,
                      Hawaii                                        13
      Section 6.6:    Title and Risk of Loss                        13
      Section 6.7:    Notice of Delivery                            14
ARTICLE 7:   Determination Of Quality                               14
      Section 7.1:    Sampling Procedures                           14
      Section 7.2:    Quality Disputes                              15
      Section 7.3:    Impact of Less Than Quality Product           15
ARTICLE 8:   Measurement Of Quantity                                16
      Section 8.1:    Determination of Quantity                     16
      Section 8.2     Determination of Quantities at HDT            16
      Section 8.3     Quantity Dispute                              16
ARTICLE 9:   Invoicing and Payment                                  17
      Section 9.1:    Invoices                                      17
      Section 9.2:    Payment Terms                                 17
      Section 9.3:    Method of Payment                             17
ARTICLE 10:  Chevron's Facilities On Oahu                           18
ARTICLE 11:  Chevron's Facilities On Maui And Hawaii                19
      Section 11.1:   Use of Chevron Storage and Handling
                      Facilities                                    19
      Section 11.2:   Barge Schedule Notification                   19
      Section 11.3    Loaded Samples                                20
      Section 11.4    Coast Guard Dock Watch Requirements           20
      Section 11.5:   Care, Custody and Control of Received Oil     20

      Section 11.6:   Determination of Quality of Received Oil
                      at Unloading                                  21
      Section 11.7    Determination of Quantity of Received Oil
                      and Oil at Time of Custody Transfer           21
      Section 11.8    Commingle Product                             22
      Section 11.9    Transfer Notification From Kahului and Hilo   22
      Section 11.10   Custody of Returned Fuel Oil                  22
      Section 11.11   Custody of Returned Diesel                    22
      Section 11.12   Return Oil Quantities                         23
      Section 11.13   Transfer of Returned Oil                      23
      Section 11.14   Terminaling and Handling Fees                 23
ARTICLE 12:  Contingencies                                          24
      Section 12.1:   Definition of Contingency                     24
      Section 12.2:   Obligation to Supply Product                  25
      Section 12.3:   Obligation to Purchase Product                25
      Section 12.4:   Price Determination Prevention                25
      Section 12.5:   Governmental Regulation Requirements          25
      Section 12.6:   Chevron's Obligations Under Contract          25
ARTICLE 13:  Effect Of Suspension Or Reduction                      26
      Section 13.1:   Event of Suspension                           26
      Section 13.2:   Suspension For More Than 180 Days             26
      Section 13.3:   Notification of Suspension                    26
      Section 13.4:   Obligation to Pay In Full                     26
      Section 13.5    Suspension Not A Breach Of Contract           26
ARTICLE 14   Waiver And Nonassignability                            26
      Section 14.1:   Waiver By One Party                           26
      Section 14.2:   Assignability of Contract                     27
ARTICLE 15   Conflict Of Interest                                   27
ARTICLE 16:  Default                                                27
ARTICLE 17:  Applicable Law                                         28
ARTICLE 18:  Indemnity                                              28
      Section 18.1:   Buyer Held Harmless for General Indemnity
                      when title and risk of loss is with Chevron   28
      Section 18.2:   Buyer Held Harmless for Releases to the
                      Environment when title and risk of loss is
                      with Chevron                                  28
      Section 18.3    Chevron Held Harmless for General Indemnity
                      when title and risk of loss is with Buyer     28
      Section 18.4:   Chevron Held Harmless for Releases to the
                      Environment when title and risk of loss is
                      with Buyer                                    29
ARTICLE 19:  Public Utilities Commission                            29
      Section 19.1:   Filing Requirements; Buyers Energy Cost
                      Adjustment Clause                             29
      Section 19.2:   Decision and Order Impairing Chevron          29
      Section 19.3    Use as a Public Utility                       29
ARTICLE 20:  Insurance                                              30
      Section 20.1:   Requirements                                  30
      Section 20.2:   Change of Insurance Notification              30
      Section 20.3:   Certificate of Insurance From Subsequent
                      Buyers and Carriers                           30
      Section 20.4:   Obtaining Insurance Documents                 31
      Section 20.5:   Terminaling and Handling Fees Insurance
                      Exclusion                                     31
ARTICLE 21:  Safety And Terminal Protection                         31
      Section 21.1:   Operating and Safety Regulations              31
      Section 21.2:   Right To Refuse Acceptance                    31
ARTICLE 22:  Pollution Mitigation                                   31
      Section 22.1:   Responsibility To Mitigate                    31
      Section 22.2:   Cooperation With Chevron's Measures           32

ARTICLE 23:  Miscellaneous                                          32
      Section 23.1:   Heading of Articles and Sections              32
      Section 23.2:   Content of Document                           32
      Section 23.3:   Notification                                  32
      Section 23.4    Court Rulings                                 33
      Section 23.5:   Benefit of And Binding                        33
      Section 23.6:   Effective Date and Supersedence               33
ADDENDUM No. 1   Illustrative Schedule of Prices                    36
ADDENDUM No. 2   Quality Control Samples Summary and Schematic of
                 Sample Locations                                   46
ADDENDUM No. 3   [---]                                              49

        INTER-ISLAND INDUSTRIAL FUEL OIL AND DIESEL FUEL SUPPLY CONTRACT
        ----------------------------------------------------------------

          THIS CONTRACT, dated as of Nov. 14, 1997, by and between CHEVRON PRODUCTS COMPANY, A DIVISION OF CHEVRON U.S.A. INC a Pennsylvania corporation ("Chevron"), and HAWAIIAN ELECTRIC COMPANY, INC.; MAUI ELECTRIC COMPANY, LTD.; HAWAII ELECTRIC LIGHT CO., INC.; HAWAIIAN TUG & BARGE CORP.; and YOUNG BROTHERS, LIMITED, each a Hawaii corporation (collectively referred to as "Buyers" and individually referred to as "Buyer" herein unless otherwise indicated).

          WHEREAS, Chevron is a supplier of petroleum fuels with terminal and Refinery facilities in Hawaii.

          WHEREAS, Buyers are engaged in various business activities: HECO, HELCO, and MECO are utilities engaged in the generation, purchase and sale of electricity in Hawaii; HT&B is a tug and barge company; YB is a barge company engaged in general marine transportation.

          NOW, therefore, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------
Except where otherwise indicated, the following definitions shall apply throughout this Contract:

       1. "API" or "API Gravity" means the American Petroleum Institutes standard measurement of gravity for petroleum products.

       2. "ASTM" means the American Society for Testing and Materials whose standards are utilized in this Contract with respect to fuel specifications, quantitative measurements, sampling and testing.

       3. "Affiliate", except where otherwise expressly provided, means a corporation controlling, controlled by or under common control with Chevron or Buyer, as the case may be.

       4.   [---]

       5.   "barrel" means 42 American bulk gallons at 60 degrees Fahrenheit

       6. "Black Oil Pipeline" means Chevron's 8 inch black oil distribution pipeline between Chevron's Refinery and HMT with interconnections to HECO's Waiau electric generating station and HECO's Iwilei petroleum storage facility.

       7. "BPH" means barrels per hour, a unit of measure of the rate of the physical transfer or movement of petroleum products.

       8. "BTU" and "BTU content" means British Thermal Unit and refers to the standard assessment of a fuel's gross heating value or gross heat content.

       9. "Buyer's Barbers Point Storage Facilities" means Buyer's bulk petroleum receiving, storage and distribution facilities located in the Barbers Point area of Oahu, located in Campbell Estate Industrial Park, Kapolei, Hawaii.

      10.    [---] means [---]

      11.    [---] means [---]

      12. "Carrier" means Buyer's Nominated Barge or designated trucking company.

      13. "Certificate of Quality" means the means the formal document recording the Chevron laboratory determinations of the quality and BTU content of a particular sample which represents a specific Delivery, said laboratory determinations having been performed in accordance with the standard test methods described in Article 4.

      14. "Certificate of Quantity" means the document issued by the Independent Inspector verifying the measurements and quantities of oil delivered to Buyer as determined under Article VIII.

      15.    [---] means [---]

      16. "Chevron's Terminal" means Chevron's bulk petroleum receiving, storage and distribution facility used to Deliver Oil to a respective Buyer's Nominated Barge.

      17.    "CIFO" means Chevron Industrial Fuel Oil No. 6 as per Section 4.1.

      18.    "Contingency" means an act or event specified in Section 12.1

      19. "Contract" means this Inter-Island Industrial Fuel Oil and Diesel Fuel Supply Contract, between Chevron and HECO, MECO,HELCO, HTB & YB, the term of which commences January 1, 1998.

      20.    "Day" or "Days" means a calendar day of 24 hours

      21. "Deliver, Delivery, Deliveries, or Delivered" refers to the Oil or Jet sold by Chevron and purchased by Buyer.

      22.    "Diesel" means Chevron Diesel Fuel No. 2 per Section 4.2.

      23. "diesel" means either Chevron Diesel Fuel No. 2 or a third party diesel fuel similar to Chevron Diesel Fuel No. 2.

      24. "Effective Date" means, for the purposes of this Contract, January 1, 1998

      25. "Extension" means successive 12-Month periods in the term of this Contract in addition to and after the initial term of this Contract which is through December 31, 2004, each Extension beginning January 1.

      26. "Fuel Oil" means either Chevron Industrial Fuel Oil No. 6 or third party industrial fuel oil similar to Chevron Industrial Fuel Oil No. 6.

      27. "G.S.V." means gross standard volume in U.S. barrels or in U.S. gallons at 60 degrees Fahrenheit.

      28. "gallon" means a United States gallon of 231 cubic inches at 60 degrees Fahrenheit

      29. "HDT" means Chevron's Honolulu Distribution Terminal at Honolulu Harbor Pier 35.

      30. "HMT" means Chevron's Honolulu Marine Terminal at Honolulu Harbor Piers 30 and 31.

      31. "HT&B" means Hawaiian Tug & Barge Corp., which operates a tug and barge fleet.

      32. "HECO" means Hawaiian Electric Company, Inc., which has electrical generating facilities on the island of Oahu.

      33. "HELCO" means Hawaii Electric Light Co., Inc., which has electrical generating facilities on the island of Hawaii.

      34. "Independent Inspector" means a qualified third-party petroleum inspection contractor acceptable to both Chevron and Buyer providing petroleum sampling, measurement and oversight over Delivery operations.

      35.    [---]

      36.    "Jet" means Chevron Jet Fuel per Section 4.3.

      37. "jet" means either Chevron Jet Fuel or a third party jet fuel similar to Chevron Jet Fuel.

      38. "Kaunakakai Terminal" means a third party Marine Terminal at Kaunakakai Harbor, Molokai.

      39. "Loaded", when used in conjunction with Oil or Jet, refers to Buyer's Delivered Oil or Jet mixed with any cargo retains within Buyer's Nominated Barge.

      40. "loaded", when used in conjunction with Oil or Jet, refers to Buyer's Delivered Oil or Jet or a third party's delivered oil or jet mixed with any cargo retains within Buyer's Nominated Barge.

      41. "MECO" means Maui Electric Company, Ltd., which has electrical generating facilities on the islands of Maui, Lanai and Molokai. For the purposes of this Contract "MECO" refers to the operations on the island of Maui only.

      42. "MECO-Molokai" means the Molokai Division of Maui Electric Company, Ltd., which has electrical generation facilities on the island of Molokai.

      43.    "Month" means a calendar month.

      44. "Nominated Barge" means a petroleum tank barge or vessel designated by Buyer to receive Oil Delivered by Chevron when the defined term is used in conjunction with Buyer, as in "Buyer's Nominated Barge"; and means a petroleum tank barge or vessel designated by Chevron to Deliver Diesel when the defined term is used in conjunction with Chevron, as in "Chevron's Nominated Barge."

      45. "Nominated Terminal" means a bulk petroleum receiving, storage and distribution facility designated by a respective Buyer to receive Diesel Delivered by Chevron at Kahului, Maui, Hilo, Hawaii or Kawaihae, Hawaii, when used in conjunction with "Buyer's" as in "Buyer's Nominated Terminal."

       46. "Nominated Vessel" means a petroleum tank vessel designated by Buyer to deliver or receive Buyer's Petroleum Products when he defined term is used in conjunction with Buyer, as in "Buyer's Nominated Vessel."

       47. "Oahu P/L" means Chevron's 8 inch white oil distribution pipeline between Chevron's Refinery and HMT with an interconnection to HECO's Waiau electric generating station.

       48. "Oil" means either Chevron Industrial Fuel Oil No. 6 or Chevron Diesel Fuel No. 2.

       49. "oil" means Chevron Industrial Fuel Oil No. 6, Chevron Diesel Fuel No. 2, a third party industrial fuel oil similar to Chevron Industrial Fuel Oil No. 6, or a third party diesel fuel similar to Chevron Diesel Fuel Oil No. 2.

       50. "Received", when used in conjunction with Oil or Jet, refers to Buyer's Oil or Jet to be received by Chevron into its terminals on Maui and Hawaii. "Received", when used in conjunction with oil, means a third party industrial fuel oil similar to Chevron Industrial Fuel Oil No. 6 or a third party diesel fuel similar to Chevron Diesel Fuel Oil No. 2 received by Chevron into its terminals on Maui and Hawaii from Buyer's Nominated Barge.

       51. "Returned", when used in conjunction with Oil, oil or Jet, refers to the Oil, oil or Jet returned by Chevron from its terminals on Maui and Hawaii to Buyer for Buyer's use in Buyer's electrical generating facilities.

       52. "Refinery" means Chevron's oil refining and related facilities located in the Barbers Point area of Oahu, in Campbell Estate Industrial Park, Kapolei Hawaii.

       53. "YB" means Young Brothers, Limited, which operates a general marine transportation business.

       54.   "Year" means a calendar year.


                                   ARTICLE II
                                      TERM
                                      ----

The term of this Contract shall be from January 1, 1998 through December 31, 2004, and shall continue thereafter for Extensions beginning each successive January 1, unless Buyer or Chevron gives written notice of termination at least 120 Days before the beginning of an Extension.


                                  ARTICLE III
                                    QUANTITY
                                    --------

Section 3.1:  Minimum And Maximum Annual Quantities

During each Year this Contract is in effect, Chevron shall sell and Deliver to Buyer, and Buyer shall purchase and receive from Chevron no less than the minimum nor more than the maximum annual quantity, except as otherwise expressly provided herein, of CIFO, Diesel and Jet as set out below for each Buyer and described in Article IV, from the HMT, the HDT, the Oahu P/L, Chevron-Nominated Barge at Kahului, Maui, Chevron-Nominated Barge at Hilo, Hawaii, Chevron-Nominated Barge at Kawaihae, Hawaii or a Chevron-Nominated Barge at the Kaunakakai Terminal, as described in Article VI. The purchase of CIFO and Diesel shall be at a reasonably uniform rate. Chevron shall sell and Deliver to Buyer and Buyer shall purchase and receive from Chevron CIFO and Diesel [---]

             All quantities shall be stated
               in annual physical barrels.

I.   DIESEL
          1998      MINIMUM   MAXIMUM
          ----      -------   -------
     HECO           [---]     [---]
     HELCO          [---]     [---]
     MECO           [---]     [---]
     MECO-Molokai   [---]     [---]
     HT&B and YB    [---]     [---]
     TOTAL          [---]     [---]

       1999-2004
       ---------
     HECO           [---]     [---]
     HELCO          [---]     [---]
     MECO           [---]     [---]
     MECO-Molokai   [---]     [---]
     HT&B and YB    [---]     [---]
     TOTAL          [---]     [---]


II.  CIFO
        1998-       MINIMUM   MAXIMUM
        -----       -------   -------
     HELCO          [---]     [---]
     MECO           [---]     [---]
     TOTAL          [---]     [---]

     1999-2004
     ---------
     HELCO          [---]     [---]
     MECO           [---]     [---]
     TOTAL          [---]     [---]

III. JET
     1998-2004      MINIMUM   MAXIMUM
     -----------    -------   -------
     HELCO                0   [---]
     MECO                 0   [---]
     TOTAL                0   [---]

Upon prior written notice to Chevron, the respective Buyers may modify their individual minimum and maximum annual physical quantities of Fuel Oil and Diesel provided that the total annual minimum and maximum annual physical quantities of CIFO, Diesel and Jet which shall be sold and Delivered by Chevron and purchased and received by Buyers collectively, shall fall within the limits specified in this Section 3.1

The minimum and maximum annual volumes of CIFO, Diesel and Jet to be sold and Delivered by Chevron and purchased and received by Buyer shown above for Year 2004 shall also apply to any Extensions, unless mutually agreed otherwise . Subject to availability, Chevron will sell and Deliver and Buyer shall purchase and receive such additional volumes as are mutually agreed.

Section 3.2:  Forecast

Prior to the [---] Day of each Month, Buyer shall give Chevron a forecast of each respective Buyer's Monthly lifting of Diesel, CIFO and Jet for each of the coming three Months. In addition and also prior to the [---] Day of each Month, Buyer shall provide Chevron a schedule of Buyer's Nominated Barge loadings for the following Month. Such schedule shall show the expected place, date and time of the commencement of the vessel's loading.

Each Buyer should update seller of any changes as they might occur. Buyer recognizes the importance to Chevron of reasonably accurate lifting forecasts because of Chevron's need to plan production and shipments.

Section 3.3:  Ratability

Buyers' purchases and Chevron's Deliveries of CIFO and Diesel will occur in a reasonably ratable fashion throughout the Year.

At the end of each Year, Buyers' CIFO and Diesel purchase performance will each be reviewed by Chevron for ratability.

     i. If upon review Buyers' volumes in any calendar quarter were [---] of the total minimum annual liftings for either CIFO or Diesel, [---]

     ii. If upon review Buyers' volumes in any calendar quarter were [---] of the total maximum annual liftings for either CIFO or Diesel, [---]

     iii. Chevron understands Buyers' Jet purchases will occur in a non-ratable fashion and no ratability premiums will be applied to Jet purchases

Section 3.4:  Effect of Purchase Power Agreements (PPA)

If due to the commencement of commercial operation of a generating plant or generating plants supplying power to HELCO or MECO, or an increase in firm capacity output under contracts existing as of the Effective Date, in aggregate under one or more Purchase Power Agreements ("PPA") firm capacity in excess of twenty (20) megawatts (gross basis), HELCO's or MECO's anticipated demands for CIFO or Diesel results in Buyers' aggregate anticipated demand from Chevron on an annual basis during any Year during the term of this Contract for CIFO or Diesel to decline below the Buyers' aggregate minimum annual quantities set forth in Section 3.1 (the difference between Buyers' aggregate anticipated demand from Chevron and Buyers' aggregate minimum annual quantities being the "Fuel Requirement Reduction"), then Buyers shall give written notice to Chevron of Buyers' request that Chevron accept the Fuel Requirement Reduction. Chevron shall have fifteen (15) Days within which to accept Buyers' Fuel Requirement Reduction or reject Buyers' Fuel Requirement Reduction and request a renegotiation of HELCO's or MECO's, whichever is the affected Buyer, minimum annual quantities of CIFO or Diesel in Section 3.1 and/or the price of HELCO's or MECO's, whichever is the affected Buyer, CIFO or Diesel in Section 5.1 of this Contract.

If Chevron either accepts Buyers' Fuel Requirement Reduction or fails to give any notice of acceptance or rejection within said fifteen (15) Day period, then Buyers' Fuel Requirement Reduction shall be deemed to have been accepted by Chevron and shall become effective upon the expiration of said fifteen (15) Day period. Should Chevron reject Buyers' request for the Fuel Requirement Reduction then, within sixty (60) Days following the date of any such rejection notice, if the parties are unable to renegotiate HELCO's or MECO's, whichever is the affected Buyer, minimum annual quantities and/or the price for HELCO's or MECO's, whichever is the affected Buyer, CIFO or Diesel, in a manner mutually satisfactory to both Chevron and the affected Buyer, then Chevron, upon thirty
(30) Days written notice, may elect to terminate its obligation to sell CIFO or Diesel to the affected Buyer under this Contract. Until Buyers' request for a Fuel Reduction Requirement (i) is accepted or deemed accepted by Chevron, (ii) a mutually satisfactory provision for the affected Buyer's minimum annual quantities and/or the affected Buyer's price for CIFO or Diesel, is renegotiated, or (iii) the obligation to sell CIFO or Diesel to HELCO or MECO, whichever is the affected Buyer, under this Contract is terminated in accordance with this Section 3.4, the terms and conditions of this Contract shall be and remain in full force and effect.

Notwithstanding any item to the contrary herein, any reduction in Buyers' aggregated demand suppliers as a result of PPA's, shall be ratably allocated among all Buyers' suppliers and/or sellers on basis of actual sales from each supplier and/or seller over the immediately preceeding Year . Any reduction in Chevron's minimum annual quantities as a result of PPA's shall also identically reduce [---]

                                   ARTICLE IV
                                    QUALITY
                                    -------

Section 4.1:  CIFO Specifications

The CIFO to be supplied hereunder shall be Chevron's regular commercial grade of Chevron Industrial Fuel Oil No. 6, having the following specifications:

                                                             ASTM
Item                             Specifications          Test Method
----------------------------   ------------------   ---------------------
Gravity @ 60 degrees F, API    6.5 min.             D1298 or D4052-86
Flash, degrees F               150 min.             D93
Viscosity, SSF @ 122 degrees F 179 min., 226 max.   D445/D2161
Pour Point, degrees F          55 max.              D97
Sulfur, % Wt.                  2.00 max.            D1552, D2622 or D4294
Sediment & Water, % Vol.       0.5 max.             D1796
BTU content *, MM BTU/BBL      6.0                  D240
Vanadium **, PPM wt.           100                  D5863
Nitrogen ***, PPM wt.          6500                 D5762 or D4629

* Typical Value is 6.3 MM BTU/bbl, value is typical; it is not guaranteed. ** Typical Value is shown, value is not a specification limit.
*** Typical Value is shown, value is not a specification limit.

Section 4.2:  Diesel Specifications

The Diesel to be supplied hereunder shall be similar to Chevron's regular commercial grade of Chevron Diesel Fuel No. 2 and have the following specifications:

                                                 Specification             Test
Item                              Units             Limits                Method
---------------------------   -------------   -------------------   ------------------
Gravity @ 60 degrees F        degrees API,    30.0 min., .88 max.   D1298 or D4052-86
                              Specific
Viscosity @ 100 DF            SSU             32.3 - 40.0           D445, D2161
BTU content *                 MM BTU/BBL      5.84                  Calculated or D240
Heat Value, Net               MM BTU/BBL      Report                Calculated or D240
Flash Point, PM               degrees F       150 min.              D93
Pour Point *                  degrees F       35                    D97
Ash                           PPM, wt.        100 max.              D482
Cetane Index                                  40 min.               D4737
Carbon Residue,
  10% Residuum                %, wt.          0.35 max.             D524
Sediment & Water              %, vol.         0.05 max.             D1796
Sulfur                        %, wt.          0.40 max.             D1552, D2622 or
                                                                    D4294
Distillation
  90% Recovered               degrees F       540 - 650             D86
Sodium+Potassium              PPM, wt.        0.5 max.              D3605
Solium+Potassium+Lithium      PPM, wt.        Report                D3605
Vanadium **                   PPM, wt.        0.8                   D3605

Nitrogen ***                  PPM, wt.        120                   D4629 or D5762

* Chevron does not provide specifications on these items. Values are typical; they are not guaranteed.
** Typical value is shown, value is not a specification limit.
*** Typical value is shown, value is not a specification limit.

Section 4.3:  Jet Fuel Grade

The Jet to be supplied hereunder shall be similar to Chevron's regular commercial grade of Chevron Jet Fuel; provided, however, Buyer agrees that the Jet shall be used exclusively as stationary combustion turbine start-up fuel. Any other use, including without limitation its use for aviation purposes, shall constitute foreseeable misuse.

Section 4.4:  No Warranty of Merchantability or Fitness

CHEVRON MAKES NO WARRANTY, EXPRESSED OR IMPLIED IN FACT OR BY LAW, AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE concerning the Oil and Jet other than it shall comply with the quality herein specified, that the Diesel shall be suitable for use as a fuel, the CIFO shall be suitable for use as a boiler fuel, and the Jet shall be suitable for use as stationary combustion turbine start-up fuel.


                                   ARTICLE V
                           PRICE, BTU DETERMINATION
                           ------------------------

Section 5.1:  Diesel, CIFO and Jet Prices

I.  NO. 2 DIESEL FUEL

          a. For HECO, HT&B, YB; and MECO or HELCO FOB point of Delivery as per Section 6.3, Section 6.2 and Section 6.1, respectively:
                   [---]
          b.       For MECO-Molokai/Delivered Kaunakakai:
                   [---]

          c.       For MECO-Maui/Delivered Kahului:
                   [---]

          d.       For HELCO-Hawaii/Delivered Hilo:
                   [---]

          e.       For HELCO-Hawaii/Delivered Kawaihae:
                   [---]
          where:
          PD1 = Price per physical gallon for the Month of Delivery for No. 2 Diesel Fuel purchased by HECO, HT&B, YB, MECO or HELCO in U.S. Dollars ("$") per ("/") gallon.
          PD2 = Price per physical gallon for the Month of Delivery for No. 2 Diesel purchased by MECO-Molokai, in $/gallon.
          PD3 = Price per physical gallon for the Month of Delivery for No. 2 Diesel purchased by MECO-Maui, Delivered to Kahului Maui, in $/gallon.

          PD4 = Price per physical gallon for the Month of Delivery for No. 2 Diesel purchased by HELCO-Hawaii, Delivered to Hilo Hawaii, in $/gallon.
          PD5 = Price per physical gallon for the Month of Delivery for No. 2 Diesel purchased by HELCO-Hawaii, Delivered to Kawaihae Hawaii, in $/gallon.
          DI = Index for No. 2 Diesel Fuel, which shall be the simple average of the high and low price assessments on all dates of publication for West Coast Pipeline, Los Angeles California Low Sulfur No. 2 Diesel as reported by Platt's Oilgram Price Report ("Platt's Oilgram") during the period beginning the 21st Day of the second preceding Month to the 20th Day of the Month preceding Delivery, expressed in $/gallon. [---]

                [---]

                [---]

                [---]
          LP1, LP2, LP3, and LP4 are [---] for Deliveries in bulk to the respective Buyer at Kaunakakai, Molokai, Kahului, Maui, Hilo, Hawaii or Kawaihae, Hawaii, during the period indicated and expressed in $ per gallon, as follows:

                                1988-1989   2000-2001   2002-2004
                 [---]          [---]       [---]       [---]
                 [---]          [---]       [---]       [---]
                 [---]          [---]       [---]       [---]
                 [---]          [---]       [---]       [---]

          TD1/TD2/TD3/TD4/TD5 = Taxes applicable to the sale of Diesel pursuant to Section 5.3 herein.

   II.  CIFO

               [---]

          where:
          PF = Price per physical barrel for the Month of Delivery for CIFO, in $/barrel .
          FI = the Index for CIFO which shall be the simple average of the low and high price assessments for Los Angeles Bunker C Fuel Oil as reported by Platt's Oilgram Bunkerwire ("Platt's Bunkerwire") for all dates of publication from the 21st Day of the second preceding Month to 20th Day of the Month preceding Delivery expressed in $/barrel, converting to barrels from metric tons using a conversion factor of
          6.368 barrels/metric ton.
          [---]

          [---]

          [---]

          [---]
          TF = Taxes applicable to the sale of CIFO pursuant to Section 5.3 herein.


 III.  JET.
               [---]

          where:
          PJ = price per physical barrel for the Month of Delivery for Jet, in
               $/gallon.
          JI = Index for jet fuel which shall be the simple average of the Friday high and low price assessments of West Coast Spot Pipeline price for jet fuel in Los Angeles as reported by Platt's Oilgram from the 21st of the second preceding Month to the 20th Day of the Month preceding Delivery expressed in $ per gallon.

               If Platt's Oilgram is not published or does not publish a high and low price for a particular Friday during the relevant period, the high and low prices for the closest preceding Day for which Platt's Oilgram publishes a price report will be used.

          TJ = Taxes applicable to the sale of Jet pursuant to Section 5.3 herein.

Addendum No. 1 hereto contains an illustrative schedule of prices calculated pursuant to this Section 5.1

Section 5.2:  Determination of Source of Raw Materials

To provide the flexibility needed by Chevron to meet its obligations to Buyer, the source and type of crude oil and other raw material, the place of manufacture, and the manufacturer of Oil and Jet for Delivery to Buyer hereunder shall be determined solely by Chevron. The price of all Oil and Jet Delivered by Chevron to Buyer hereunder shall be determined in accordance with the terms of this Contract regardless of where, how and by whom such Oil and Jet is manufactured and regardless of the type or source of crude oil or other raw materials used in its manufacture.

Section 5.3:  Reimbursement of All Taxes, Assessments and Levies

In addition to all other amounts payable by Buyer under this Contract, Buyer shall reimburse Chevron for all taxes, assessments, levies and imposts of whatsoever kind or nature imposed on Chevron by any governmental or quasi-governmental body as adjusted, modified or revised from time to time, including without limitation the Hawaii General Excise Tax, [---] the Hawaii Environmental Response Tax and Hawaii Liquid Fuel Tax, applicable to the sale of Diesel, with respect to the execution or performance of this Contract or the receipt by Chevron of payments hereunder. Notwithstanding the foregoing and any illustrative schedule of prices herein, Buyer shall not be required to reimburse Chevron for any tax measured by or based on the net income of Chevron. To avoid duplication of recovery, Buyer shall not be required to reimburse Chevron under this Section 5.3 for any item expressly mentioned by Platt's Oilgram Price Report or Platt's Bunkerwire, or confirmed by Platt's Oilgram Price Report or Platt's Bunkerwire in writing upon inquiry by either Buyer or Chevron, as being included in a price used to compute PD1, PD2, PD3, PD4, PD5, PD6, PF or PJ under
Section 5.1.

As of the Effective date of this Contract, the taxes and government fees which are currently in effect include the Hawaii General Excise Tax (4.166%), [---], the Hawaii Environmental Response Tax

($0.05 per barrel or $0.0012 per gallon) and the Hawaii Liquid Fuel Tax, applicable to the sale of Diesel only, ($0.01 per gallon). The Hawaii Environmental Response Tax and Hawaii Liquid Fuel Tax are not subject to the Hawaii General Excise Tax [---]

Section 5.4:  Determination of BTU Content For Diesel

Chevron will draw representative samples of all Diesel Delivered to each respective Buyer as per Sections 6.1, 6.3. ii and 6.5 to determine the BTU content per Section 7.1. If the weighted average BTU content per gallon of the representative samples of Diesel purchased by each respective Buyer during any calendar quarter [---] the price charged for the Diesel sold and Delivered to that respective Buyer during each Month of the calendar quarter in question shall be adjusted by multiplying the Diesel price determined in Article V, by the ratio of the actual heat content to a standard of [---]. If the weighted average BTU content per gallon of the representative samples of Diesel purchased by each respective Buyer during any calendar quarter [---], the price charged for the Diesel sold and Delivered to that respective Buyer during each Month of the calendar quarter in question shall be adjusted by multiplying the Diesel price determined in Article V, by the ratio of the actual heat content [---]. Chevron shall credit Buyer's account for overpayments and Buyer shall pay Chevron for underpayments resulting from the BTU adjustments as soon as reasonably possible after the close of the Month following the end of a calendar quarter. Such adjustments to either Buyer or Chevron will be handled as separate credits or invoices and each individual invoice drawn during the calendar quarter will not be corrected and reissued.

Section 5.5:  Determination of BTU Content for CIFO

Chevron will draw representative samples of each CIFO Delivery to each respective Buyer as per Section 6.1, to determine the CIFO BTU content per
Section 7.1. If the weighted average BTU content of the CIFO sold and Delivered to Buyer during any calendar quarter falls within the range [---] physical barrel, no price adjustment will be made. If the CIFO BTU content per physical barrel [---] per physical barrel, the price charged for the CIFO sold and Delivered to that respective Buyer during each Month of the calendar quarter in question shall be adjusted by multiplying the CIFO price as determined by
Section 5.1.ii. by a ratio of actual average heat content to [---]. Chevron shall credit Buyer's account for overpayments and Buyer shall pay Chevron for underpayments resulting from the BTU adjustments as soon as reasonably possible after the close of Month following the end of a calendar quarter. Such adjustments to either Buyer or Chevron will be handled as separate credits or invoices and each individual invoice drawn during the Month will not be corrected and reissued.

Section 5.6:  Dispute

The official BTU content determination shall be based upon Chevron's laboratory results provided that the arithmetic difference between Chevron's and Buyer's laboratory results is equal to or less than the then existing ASTM reproducibility standard (currently 0.4 MJ/kg, which shall be set equal to 60,000 BTU per barrel for CIFO and 1,200 BTU per gallon for Diesel for this purpose) for test D-240. If the difference between Chevron's and Buyer's laboratory results should fall outside the ASTM reproducibility standard for ASTM test D-240, at Chevron's or Buyer's option, the sealed sample in the possession of the Independent Inspector shall be provided to an independent laboratory for an official determination, which shall be binding upon the parties. Chevron and Buyer shall share equally the costs of independent tests and determinations.

Section 5.7:  Rounding of Prices

All prices, adjustments thereto and other sums payable hereunder shall be stated in the nearest thousandth of a dollar when related to the sale and purchase of CIFO hereunder and all prices, adjustments thereto and other sums payable hereunder shall be stated in the nearest ten thousandth of a dollar when related to the sale and purchase of Diesel or Jet hereunder.

Section 5.8:  Successor Publications

Platt's Oilgram and Platt's Bunkerwire shall include any successor publication(s) and, in the event of either the discontinuance of these publications or the assessments of West Coast Pipeline, Los Angeles California Low Sulfur No. 2 Diesel, West Coast Spot Pipeline, Los Angeles Jet or Los Angeles Bunker C Fuel Oil, respectively, the parties shall agree upon an alternate price reporting services and publications or market price assessments and any modification of the per gallon or per barrel [---] for Diesel, Jet or CIFO, as applicable, as may be reasonable under the circumstances.


                                   ARTICLE VI
                                   DELIVERIES
                                   ----------

Section 6.1:  Delivery of Diesel and CIFO to MECO and HELCO

     i. Chevron agrees to Deliver and MECO and HELCO agree to receive their Oil into Buyer's Nominated Barge, Free On Board ("F.O.B.") at HMT. The Delivery rate on Diesel shall be [---] minimum. The Delivery rate on CIFO at HMT shall be [---] minimum. Chevron agrees to make its best, reasonable efforts to load Diesel and CIFO concurrently, provided however that Buyer's Nominated Barge is capable of receiving same and to operate its current CIFO Delivery systems to Deliver CIFO into said Nominated Barge at a temperature [---] at HMT. Buyer acknowledges that the CIFO Delivery temperature is determined by Chevron's and HECO's scheduling of other fuels in Chevron's pipeline, and hence cannot be guaranteed.

     ii. [---]Chevron agrees to make its best, reasonable efforts to load Diesel and CIFO concurrently, provided however that Buyer's Nominated Barge is capable of receiving same and in operating its current CIFO Delivery systems to Deliver CIFO into said Nominated Barge at a temperature about [---]. Buyer acknowledges that the CIFO Delivery temperature is determined by Chevron's and HECO's scheduling of other fuels in Chevron's pipeline, and hence cannot be guaranteed.

     iii. Chevron and Buyer's agent or an Independent Inspector shall inspect the receiving barge cargo tanks to ensure that they contain only minimal remains of the previous cargo, before Chevron will Deliver Oil to be terminaled per Article XI. The Independent Inspector and shall draw composite samples of any diesel and fuel oil remains ("Buyer's Remains Samples") if such remains ("Remains") are accessible to standard sampling equipment. The Remain Samples shall be sealed and retained by the Independent Inspector for a period of not less than three (3) Months. The quality and quantity of the Remains exceeding common commercial practice shall be removed by Buyer to protect the quality of the Delivered Oil. Buyer or Buyer's agent may remove the Remains by any legal method at their disposal, including pumping the Remains into Chevron's slop tank at the HMT, if convenient to Chevron. Chevron shall have the right to charge Buyer for accepting Remains if the quantity to be removed from any barge or the number of barges requiring Remains to be removed becomes excessive. Chevron shall have the right to flush the receiving barge cargo tanks with a small quantity of Chevron's Oil before loading the Delivered Oil.

     iv. To provide an early warning of any quality problems with the Diesel or CIFO, Chevron agrees to perform a preliminary analysis ("Preliminary Analysis") including API gravity, and flash point on a composite sample(s) from the relevant HMT or Refinery issuing tank(s) and pipeline fill, if any, so as to be approximately representative of the quality of the Diesel and CIFO intended to be sold and Delivered to Buyer. The Independent Inspector shall ensure that copies of the Preliminary Analysis and other relevant quality documentation are placed on Buyer's Nominated Barge prior to its departure to be made available to representatives of the terminal facility receiving the cargo onboard Buyer's Nominated Barge.

Section 6.2:  Delivery of Diesel to HT&B and YB

Chevron agrees to Deliver and HT&B and YB agree to receive their Diesel into their nominated vessel F.O.B. the HMT, Pier 31 or 32. The Delivery rate shall be 175 BPH minimum.

[---]

Section 6.3:  Delivery of Diesel to HECO

Chevron agrees to Deliver and HECO agrees to receive its Diesel under either of the options below.

     i. Chevron will Deliver Diesel from the HDT into HECO's nominated tank truck at a Delivery rate of [---] minimum.

     ii. Chevron will Deliver Diesel from the Oahu P/L into HECO's storage at HECO's Waiau Power Plant, at a Delivery rate of [---] minimum.

Section 6.4:  Delivery of Jet to MECO and HELCO

Chevron agrees to deliver and MECO and HELCO agree to receive Jet at MECO's or HELCO's respective power plant truck unloading rack.

Section 6.5: Chevron's Delivery of Diesel to Molokai, Kahului, Maui, Hilo, Hawaii and Kawaihae, Hawaii

     i. Chevron agrees to Deliver Diesel in Chevron Nominated Barges and MECO-Molokai agrees to receive its Oil into its nominated marine terminal at Kaunakakai Harbor, Molokai. The Delivery rate shall be [---] minimum. Buyer will provide discharge facilities through an independent third party; Chevron has no responsibility to procure discharge facilities on the island of Molokai.

     ii. On a space available basis and when the date is mutually agreed to, Chevron may Deliver in Chevron's Nominated Barge and MECO and HELCO may receive into their nominated marine terminal at Kahului, Maui and Hilo and Kawaihae, Hawaii, respectively. The Delivery rate shall be [---] minimum. The respective Buyer is responsible for providing discharge facilities; Chevron has no responsibility to procure discharge facilities on the islands of Maui and Hawaii for the sole purpose of receiving Deliveries of Diesel in bulk from Chevron's Nominated Barge on behalf of Buyer.

Section 6.6:  Title and Risk of Loss

     i. For the Delivered Oil under Sections 6.1 and 6.2, care, custody, control, title and risk of loss shall pass to Buyer as the Oil passes the flange connecting Chevron's pipeline to the cargo hose of the Buyer's Nominated Barge or vessel.

     ii. For the Delivered Diesel under Section 6.3.i., care, custody, control, title and risk of loss shall pass to Buyer as the Oil passes the flange connecting the cargo hose at Chevrons' truck loading rack to the Buyer's nominated tank truck.

     iii. For the Delivered Diesel under Section 6.3.ii., care, custody, control, title and risk of loss shall pass to Buyer as the Oil passes the flange connecting Buyer's pipeline at the Chevron Oahu P/L to the Waiau Power Plant.

     iv. For the Delivered Diesel under Section 6.5.i and Section 6.5.ii, care, custody, control, title and risk of loss shall pass to Buyer as the Oil passes the flange connecting the cargo hose of the

          Chevron's Nominated Barge or vessel to the Buyer's designated pipeline

     v. For the delivered Jet under section 6.4, care, custody, control, title and risk of loss shall pass to Buyer as the jet passes the flange connecting the cargo hose of the Chevron's tank truck and Buyer's truck unloading rack at HELCO's and MECO's respective power plant.

Section 6.7:  Notice of Delivery

The respective Buyer, or its agent, shall provide Chevron with advance notice of Oil to be Delivered and received under Sections 6.1, 6.3ii, 6.4 and 6.5 in accordance with Section 3.2 or [---], and the respective Buyer shall provide telephone notification for Diesel to be Delivered under Section 6.2 or 6.3.i. Chevron shall make all reasonable effort to comply with this notice and advise Buyer promptly if the Delivery time cannot be met.


                                  ARTICLE VII
                            DETERMINATION OF QUALITY
                            ------------------------

Section 7.1:  Sampling Procedures

The quality of the Oil purchased by HECO, having its origination at HDT, the quality of Diesel purchased by HT&B and YB and the quality of Jet purchased by HELCO and MECO shall be determined on the basis of a volumetric weighted average composite of samples drawn from the issuing tank(s) by Chevron in such a manner as to be representative of each Delivery. Such samples of Oil or Jet shall be referred to as "Chevron's terminal samples" and shall be divided into a minimum of two (2) parts one of which shall be sealed and dated and retained by Chevron, or an Independent Inspector at the option of Chevron, for a period of not less than three (3) Months.

The quality of Oil purchased by HECO and Delivered by Chevron from Chevron's Oahu P/L into HECO's storage at HECO's Waiau Power Plant shall be determined on the basis of a volumetric weighted average composite of samples drawn from Chevron's issuing tank(s) in such a manner as to be representative of the Delivery ("Chevron's piped sample"). In addition, a volumetric weighted average composite of samples from HECO's receiving tank(s) at HECO's Waiau Power Plant in such a manner as to be representative of the affected tank's contents ("Buyer's piped sample"). The Buyer's piped sample is to be divided into a minimum of two (2) parts one of which shall be retained by the Independent Inspector for a period of not less than three (3) Months.

The quality of the Oil purchased by MECO-Molokai, and MECO or HELCO if Delivery is made pursuant to Section 6.5, shall be determined on the basis of a volumetric weighted average composite of samples drawn by Chevron from tanks of Chevron's Nominated Barge in such a manner as to be representative of the Delivered Oil ("Chevron's barge sample," can also be considered "Chevron's loaded sample" if the receiving tank is in Chevron's facilities on Maui or Hawaii"). In addition, the Independent Inspector shall draw a volumetric weighted average composite of samples from the receiving tank(s) at the Kaunakakai Terminal, or Buyer's Nominated Terminal in Kahului, Maui, Hilo, Hawaii and Kawaihae, Hawaii after the completion of each Delivery, in such a manner as to be representative of the Diesel inventory ("Buyer's terminal sample," can also be considered "Chevron's Received Sample" if the receiving tank is in Chevron's facilities on Maui or Hawaii). The Buyer's terminal sample is to be divided into a minimum of two (2) parts one of which shall be retained by the Independent Inspector for a period of not less than three (3) Months.

Unless otherwise specifically agreed by the parties, the quality and heat content of the Oil Delivered by Chevron into Buyer's Nominated Barge at Chevron's HMT [---] shall be determined on the basis of a volumetric weighted average composite of samples ("Chevron's loaded sample") drawn by the Independent Inspector from the cargo tanks of Buyer's Nominated Barge at the completion of loading in such a manner as to be representative of the total volume of the Delivery. See Addendum No. 2 attached hereto for an overview of Chevron sampling.

The Chevron's loaded sample, Chevron's piped sample, Chevron's barge sample and any other sample not otherwise specifically provided shall be divided into three
(3) parts and dated, such parts to be distributed as follows:

     1. One part shall be provided to Chevron's laboratory for analysis and quality determination.

     2. One part shall be provided to Buyer's laboratory for the purpose of verifying Chevron's determinations.

     3. One part shall be sealed and retained by the Independent Inspector for a period of not less than three (3) Months.

The determination of the Oil or Jet's quality and BTU content shall be reported through the preparation of a Certificate of Quality by Chevron's laboratory. Chevron agrees to provide Buyer and the Independent Inspector copies of the complete Certificate of Quality of the Oil or Jet; and will make best reasonable efforts to provide the Certificate of Quality no later than two (2) working days after the completion of the Delivery. Buyer shall have the right to perform laboratory analyses in order to verify the results of Chevron's quality and BTU content determinations.

Section 7.2:  Quality Disputes

Within sixty (60) Days after the end of each Month, Buyer shall give Chevron notice of any disagreement with Chevron's quality or BTU content determination for Delivered Oil and Delivered Jet during such Month. Buyer shall present Chevron with documents supporting such disagreement and the parties will confer, in good faith, on the causes for the discrepancy and shall proceed to correct such causes and adjust the quality, if justified, for the Delivery in question. In the event that such disagreement is not resolved within thirty (30) Days of the date of Buyer's notice, the Independent Inspector shall prepare, in whole or in part from the samples in its possession, a representative sample of the disputed Delivery ("Referee Sample") which shall be submitted to a mutually agreed upon independent laboratory for a final determination, whose determination shall be final and binding on both parties. The Referee Sample shall include a volumetric weighted proportion of samples as are applicable to the Oil or Jet in question, including Buyer's remain samples, or in lieu thereof samples of the oil from the previous cargo, should the retains of the previous cargo be reasonably suspected as a cause of the quality problem..

Section 7.3:  Impact of Less Than Quality Product

If Buyer and Chevron agree or the Independent Inspector or independent laboratory determines that the quality of Delivered Oil and Delivered Jet did not equal the qualities described in Article IV (regardless of whether or not the Preliminary Analysis indicated a quality problem or whether such Oil and Jet passed tests of conditional acceptance), the Buyer and Chevron shall attempt to minimize the impact. This may include specification waiver especially if use of Oil and Jet will not harm Buyer or Chevron, or delivering higher quality Oil and Jet in a timely manner to produce a specification quality blend in Chevron's terminal or at Buyer's nominated vessel or terminal, wherever the Oil or Jet or oil or jet in question then resides. If all such, or similar efforts fail to resolve the quality problem, then Chevron at Chevron's expense, shall exchange the non-specification Oil and Jet and other oil downgraded by commingling with Chevron's Oil and Jet, with Oil and Jet meeting the qualities of Article IV. All costs and expenses, including testing, transportation, re-refining and handling costs incurred in returning and replacing off-specification Oil and Jet shall be paid by the responsible party as determined by the Independent Inspector, independent laboratory and any other available relevant evidence. However, in no event shall Chevron be liable for any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including without limitation negligence or strict liability), warranty or otherwise allegedly caused by or based upon the qualities of the Oil and Jet.

                                  ARTICLE VIII
                            MEASUREMENT OF QUANTITY
                            -----------------------
Section 8.1:  Determination of Quantity

     i. Quantities of the Oil sold and Delivered by Chevron and purchased and received by Buyers under this Contract at the HMT shall be determined at the time of each Delivery by gauging the HMT tanks before and after pumping under the supervision of the Independent Inspector.

     ii. Quantities of Oil sold by Chevron and purchased and received by Buyers under this Contract where Delivery of the Oil at the HMT pumped from the Refinery in direct continuation through Chevron's Oahu P/L or Chevron's Black Oil Pipeline, sold and purchased under this Contract and Delivered to Buyer at the Waiau Power Plant [---], shall be determined at the time of each Delivery by gauging Chevron's tanks at its Barbers Point Refinery before and after pumping under the supervision of the Independent Inspector.

     iii. Diesel sold by Chevron and purchased and received by Buyers under this Contract at the Kaunakakai Terminal, or at Buyer's Nominated Terminal at Kahului, Maui, Hilo Hawaii or Kawaihae, Hawaii shall be determined at the time of each Delivery by gauging Buyer's tank(s) at the Kaunakakai terminal or Buyer's Nominated Terminal before and after pumping under the supervision of the Independent Inspector.

     iv. Quantities Delivered hereunder shall be calculated in accordance with current measurement standards adopted by industry, ASTM, API and other standard-setting bodies as applicable in the opinion of the Independent Inspector and shall be expressed in G.S.V., U.S. barrels or U.S. gallons @ 60 degrees F.

     v. All such measurements shall be taken by a mutually agreed upon Independent Inspector who shall (1) prepare and sign a certificate stating the quantity of Oil determined according to the provisions of this Section 8.1 to have been Delivered to Buyer ("Certificate of Quantity"); (2) furnish Chevron and Buyer each with a copy of such Certificate of Quantity; and (3) advise by facsimile or electronic mail the quantity Delivered to Buyer. The data in the Independent Inspector's report and Certificate of Quantity prepared as provided herein shall, absent fraud or error and omissions, be binding and conclusive upon both parties, and shall be used for verification of the invoice and Bill of Lading . Chevron and Buyer shall share equally the cost of independent inspections. Chevron reserves the right to install meters on the Oahu P/L and to determine quantity as in Section 8.2.

Section 8.2:  Determination of Quantities at HDT

Diesel sold and purchased under this Contract at the HDT and Jet sold and purchased by HELCO and MECO shall be determined at the time of each Delivery by reading calibrated meters, corrected in each instance to volume at 60 degrees F in accordance with current measurement standards adopted by industry, ASTM, API and other standard-setting bodies as applicable in the opinion of the Independent Inspector. The meters used at the HDT and Chevron's terminals on Hawaii and Maui shall be Chevron's meters. Both Buyer and Chevron shall have the right to review each other's routine certification documents.

Section 8.3:  Quantity Dispute

If Buyer or Chevron has reason to believe that the quantity of Oil and Jet stated for a particular Delivery per Sections 8.1 or 8.2 is incorrect, the party shall within sixty (60) Days of the Delivery date, present the other party with documentation supporting such determination and the parties will confer, in good faith, on the causes for the discrepancy and shall proceed to correct such causes and adjust the quantity, if justified, for the Deliveries in question.

                                   ARTICLE IX
                             INVOICING AND PAYMENT
                             ---------------------
Section 9.1:  Invoices

Invoices for the sale of CIFO, Diesel, and Jet, which will show the price per physical barrel sold will be prepared and dated following Delivery, and for the services provided by Chevron as outlined in Article XI, shall be rendered promptly to Buyer. Original invoices shall include documentation acceptable to both parties, including Certificate of Quality, Certificate of Quantity or report of the Independent Inspector and price calculation; such documentation may, however, be provided to Buyer or its agent separately.

Section 9.2:  Payment Terms

Payments shall be made in U.S. dollars. Subject to Section 8.3 herein, the timing of payments of invoices shall be as follows:

     i.   Invoices to HECO, MECO, MECO-Molokai and HELCO:

          a. Payment for Deliveries and services from the first through the tenth Day of a Month for which invoices have been received is due on the twentieth Day of the Month.

          b. Payment for Deliveries and services from the eleventh through the twentieth Day of a Month for which invoices have been received is due on the last Day of the Month.

          c. Payment for Deliveries and services from the twenty-first through the last Day of a Month for which invoices have been received is due on the tenth Day of the following Month.

          Due dates are dates payments are to reach Chevron. If the due date falls on a Saturday, the payment shall be due on the preceding business day. If such date falls on a Sunday or a holiday, payment shall be due the following business day.

     ii. Payment for Deliveries to HT&B and YB for which invoices have been received shall be paid within thirty (30) Days of the Delivery date.

     iii. If an invoice incorporating an item at variance with the documentation or is disputed has been sent to Buyer, then Buyer shall hold said invoice without penalty until such error, variance with documentation or dispute is resolved and Buyer shall have received a corrected invoice or debit or credit issued subsequently to the original invoice. Buyer shall make payment for such subsequent invoices or debits in accordance with Section 9.2.i or Section 9.2.ii, whichever is applicable. If a disputed item has not been resolved in 30 Days from date of invoice, Buyer shall pay the undisputed amount.

Section 9.3:  Method of Payment

Method of payment shall be as follows:

     i. Payments of HECO, MECO, MECO-Molokai, and HELCO shall be by bank wire transfer of immediately available funds to:
               First National Bank of Chicago, Chicago, Illinois 60607
               Attention:  GFTS
          for credit to the following accounts, depending on which Buyer is making a payment:
          a.   HECO           Chevron Products Company,
                              a division of Chevron U.S.A. Inc
                              Section #632
                              Account No. 1184762

          b.   HELCO          Chevron Products Company,
                              a division of Chevron U.S.A. Inc
                              Section #632
                              Account No. 1237632

          c.   MECO           Chevron Products Company,
                              a division of Chevron U.S.A. Inc
                              Section #632
                              Account No. 1237636

          d.   MECO-Molokai   Chevron Products Company,
                              a division of Chevron U.S.A. Inc
                              Section #632
                              Account No. 6049549

     For identification purposes, all wires must clearly indicate that payment is being made by order of Buyer and indicate the invoice reference number. In addition, written documentation evidencing specific invoices being paid shall be immediately forwarded to:

                              Chevron Products Company,
                              a division of Chevron U.S.A. Inc
                              P.O. Box R
                              Concord, California 94524

     ii.  Payment by HT&B and YB shall be mailed to:
                              Chevron Products Company,
                              a division of Chevron U.S.A. Inc
                              c/o First Interstate Bank
                              Dept. 7351
                              Los Angeles, CA 90088

     Payment shall include written documentation evidencing specific invoices being paid.


                                   ARTICLE X
                          CHEVRON'S FACILITIES ON OAHU
                          ----------------------------

     i. Chevron agrees to provide the use of its Oahu P/L for the Diesel Delivered to HECO's Waiau Power Plant per Section 6.3.ii.

     ii. Chevron agrees to make available on a [---] the use of [---], such use shall include an [---], if and whenever said [---] Contract and Addendum No. 3 attached hereto and incorporated herein by reference.

                                   ARTICLE XI
                    CHEVRON'S FACILITIES ON MAUI AND HAWAII
                    ---------------------------------------

As used in this Article XI, "Buyer" will refer only to MECO or HELCO.

Section 11.1:  Use of Chevron Storage and Handling Facilities

     i. Chevron agrees to provide MECO the use of its storage and handling facilities for Diesel Received at Kahului, Maui, and to provide HELCO the use of its storage and handling facilities for Diesel and CIFO Received at Hilo, Hawaii; for the Delivered Oil under Article VI and the third party oil purchased as a result of the force majeure conditions of Article XIII, on the terms and conditions described in this Article XI. To provide operating flexibility to a valued, long-term customer, Chevron shall grant HELCO the non-exclusive right to terminal oil purchased from third parties at Chevron's facility at Hilo, Hawaii up to a maximum quantity per Year of [---] and [---], which meet the specifications set out herein. Buyer agrees to schedule its deliveries such that they contain a minimum of [---] barrels of oil such that they arrive at regular intervals. For the same reasons, Chevron shall grant MECO the non-exclusive right to terminal No. 2 diesel fuel purchased from third parties at Chevron's facility on Maui up to a maximum quantity of [---] barrels per Year, which meets the specifications set out herein. Buyer agrees to schedule its deliveries such that they contain a minimum of [---] barrels of diesel fuel and that they arrive at regular intervals.

     ii. Whenever Buyer purchases third party oil which is to be terminaled in Chevron's facilities, Buyer shall obtain a sample representative of the oil in the barge cargo tanks, after the third party supplier has completed the loading of such oil into Buyer's Nominated Barge. Buyer shall provide a part of a volumetric weighted average composite sample representative of the oil in the barge cargo tanks upon completion of loading to the Independent Inspector who shall retain it for a period of not less than three (3) Months. This sample ("Buyer's loaded sample") shall be available for analysis by Chevron, Buyer or an independent laboratory should Chevron's subsequent sampling and analysis indicate a quality problem. This sample shall indicate the quality of this mixture of purchased oil and the previous cargo remains. To provide an early warning of any quality problems with the Received oil, Buyer agrees to instruct the Independent Inspector to provide Chevron a preliminary analysis of Buyer's loaded sample consisting of API gravity, appearance and, in the case of diesel fuel, flash point, at the time such third party oil is loaded for transport. Buyer also agrees to instruct the Independent Inspector to deliver one copy of such preliminary analysis promptly to Chevron's representative at the Honolulu Marine Terminal and to deliver a copy of the Preliminary Analysis and other relevant quality documentation in Buyer's or the Independent Inspector's possession to Buyer's Nominated Barge for delivery to Chevron's representative upon arrival at the appropriate outer island terminal. Buyer further agrees that the cost of any additives which may be required to eliminate compatibility problems between third party oil and Chevron's Oil at the outer island terminal shall be solely for Buyer's account.

Section 11.2:  Barge Schedule Notification

Buyer shall provide Chevron with estimated arrival times of the barge transporting the oil for which Buyer desires to use Chevron's facilities on Maui or Hawaii. Buyer or Buyer's agent shall provide radio, phone or facsimile notification to Chevron's representative at each unloading location at least seven Days prior to a third-party supplied oil delivery and at least 24 hours prior to a Chevron supplied oil delivery. Buyer or Buyer's agent shall also provide the Captain of the Port with radio or phone notification at least 24 hours prior to any delivery. Should the estimated time of arrival change by two or more hours following the 24 hour arrival report, Buyer or Buyer's agent shall promptly report the change to Chevron's representative and the Captain of the Port at the place of planned arrival.

Section 11.3:  Loaded Samples

     i. Chevron shall analyze Chevron's Loaded sample of Section 6.1.iv and review Buyer's supplied results from any Buyer's loaded sample of
          Section 11.1.ii for conditional acceptance for receiving the oil, and if warranted, analyze Chevron's Loaded sample of Section 6.1.iv and if a quality problem with the loaded oil is reasonably indicated, obtain and analyze a sufficient portion of Buyer's loaded sample of Section 11.1.ii for all the qualities described in Article IV, while Buyer's Nominated Barge is enroute to Maui or Hawaii, to reduce the risk of contaminating Chevron's terminal inventories. See Addendum No. 2 hereto for an overview of all Chevron sampling. If Buyer's supplied results from any Buyer's loaded sample fails conditional acceptance or Chevron's analysis of Buyer's loaded sample is not consistent with the qualities described in Article IV, Chevron shall promptly notify Buyer of any quality problems with the loaded oil. Both Buyer and Chevron shall attempt to minimize the impact of any quality problem by specification waiver especially if use of the loaded oil will not harm either Buyer or Chevron, or by Buyer or Chevron Delivering higher quality oil in a timely manner to produce a specification quality blend at Chevron's terminal. If all such, and similar, efforts fail to resolve the quality problem, then Buyer's loaded oil shall not be unloaded into Chevron's terminal tanks. Buyer may return non-specification Loaded Oil to Chevron's Barbers Point Refinery, in which case Chevron shall replace the non-specification Loaded Oil by Delivering an equal volume of Oil into Buyer's Nominated Barge at the HMT, in a timely manner.

     ii. All costs and expenses, including transportation, re-refining and handling costs incurred in returning and replacing non-specification loaded oil and Loaded Oil shall be paid by the party responsible for the contamination. Responsibility shall be determined by analyzing the Buyer's barge retain sample or Chevron's Loaded Sample of Section 7.1 and the Buyer's loaded sample of Section 11.1.ii. If Buyer and Chevron cannot agree whether the Chevron's Loaded Oil or the loaded oil meet the qualities specified in Article IV, then the applicable samples in the possession of Chevron, Buyer and the Independent Inspector which relate to the oil in question shall be submitted to a mutually agreed upon independent laboratory, whose determination shall be final and binding on both parties. Chevron shall have the responsibility for Buyer's transportation and handling costs for its own re-refining cost if it is determined that the qualities described in Article IV are not met by the Delivered Oil. Otherwise, Buyer shall be responsible for Chevron's handling and re-refining cost and its own transportation and handling costs. The responsible party shall reimburse the other party for such costs and expenses within sixty (60) Days of the delivery date of the non-specification loaded oil. However, in no event shall such party be responsible for any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including without limitation negligence or strict liability), warranty or otherwise allegedly caused by or based upon the quality of the non-specification loaded oil. Chevron and Buyer shall share equally the cost of any independent inspections.

Section 11.4:  Coast Guard Dock Watch Requirements

Buyer shall be responsible for meeting all Coast Guard dock watch requirements at Hilo, Hawaii and Kahului, Maui. Charges levied by any governmental agency for the use of their facilities at Hilo, Hawaii or Kahului, Maui, including but not limited to the State of Hawaii's wharf and pipeline fees, shall be for Buyer's account.

Section 11.5:  Custody of Received Oil

Chevron will accept custody and exercise control of Received oil having conditionally acceptable quality per Section 11.6 at the flange connecting Chevron's independently owned pipeline at each location [---]. Title and risk of loss shall remain with Buyer. Not withstanding Article 18, Chevron shall not be responsible for any type of loss of the oil while it is in Chevron's custody except when loss or damage is caused by Chevron's gross negligence or willful misconduct in receiving, handling, storing, or delivering such oil. Received oil will be commingled with Chevron's Oil in Chevron's tankage at Chevron's Kahului, Maui or Hilo, Hawaii terminals.

Section 11.6:  Determination of Quality of Received Oil at Unloading

     i. Quality of Received oil at the unloading location shall be determined by testing a volumetric weighted average composite of representative samples taken from Carrier's barge tanks by the Independent Inspector. See Addendum No. 2 hereto for an overview of all Chevron sampling. Samples will be divided into three parts and dated. One part shall be tested promptly per Section 11.6.ii. One part shall be labeled "Chevron's Received Sample," one part shall be sealed and labeled "Chevron's Received Retain" which shall be retained by the Independent Inspector for a period of not less than three (3) Months.

     ii. To facilitate Buyer's barge turnaround, Chevron shall promptly perform a preliminary analysis on one part of the sample taken in
          Section 11.6.i for its API gravity, appearance and in the case of Diesel also for its flash point. Received Oil will be considered conditionally acceptable if its API gravity is within 0.3 degrees of its gravity delivered to Buyer under Article VI. Received oil will be considered acceptable if its API gravity is within 0.3 degrees of the Supplier's loaded sample gravity as determined in Section 11.1.ii, and for diesel cargoes, if its Flash point is above its 150 degrees F specification of Section 4.2.

     iii. Notwithstanding the above conditional acceptance, Chevron may use Chevron's Received Sample to determine all the qualities described in
          Article IV for Received oil. Within thirty (30) Days after each oil cargo unloading, Chevron shall give Buyer notice of any claim of contamination of Chevron's Oil from commingling with Received oil. In the event that such claim is not resolved within thirty (30) Days of the original claim, the Independent Inspector shall prepare, in whole or in part from the samples in its possession, a representative sample of the disputed delivery ("Referee Sample") which shall be submitted to a mutually agreed upon independent laboratory for a final determination, whose determination shall be final and binding on both parties. The Referee Sample shall include a volumetric weighted proportion of samples as are applicable to the oil in question, including Chevron's Received Retain Buyer's remain samples, or in lieu thereof samples of the oil from the previous cargo, should the retains of the previous cargo be reasonably suspected as a cause of the quality

     iv. If Buyer and Chevron agree or the Independent Inspector determines that the quality of the Received oil did not meet the qualities described in Article IV, and the Received oil has contaminated Chevron's terminal inventories, both Buyer and Chevron shall attempt to minimize the impact of any quality problem on Buyer by waiver of Buyer's requirement to meet specifications especially if Chevron's use of the oil will not significantly harm Chevron, or by Buyer or Chevron delivering higher quality oil in a timely manner to produce a specification quality blend at Chevron's terminal. If all such, and similar, efforts fail to resolve the quality problem, then Buyer will reimburse Chevron the transportation, handling and re-refining costs of exchanging Buyer's and Chevron's oil, with oil meeting the qualities described in Article IV. to the extent the contamination of Chevron's terminal inventories was not caused or contributed to by Chevron. Such reimbursement shall occur within sixty (60) Days of Chevron's original claim. However, in no event shall Buyer be liable for any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including without limitation negligence or strict liability), warranty or otherwise allegedly caused by or based upon the quality of the Received oil.

Section 11.7: Determination of Quantity of Received Oil and Oil at Time of Custody Transfer

The quantity of Received oil and Received Oil over which Chevron takes custody shall be determined at the time of each barge cargo unloading by gauging Chevron's terminal tank before and after pumping. Free water shall be drawn off prior to each level measurement. Volumes delivered hereunder shall be calculated in accordance with current measurement standards adopted by industry, ASTM, API and other standard-setting bodies as applicable in the opinion of the Independent Inspector and shall be expressed in G.S.V., U.S. barrels @ 60 degrees F. Measurements shall be taken by Chevron and witnessed by Buyer or Buyer's agent. However, at Buyer's option, such measurement shall be taken by a mutually agreed upon independent inspector. Buyer and Chevron shall share equally the cost of independent inspections.

Section 11.8:  Commingle Product

In the event that Buyer and Chevron have agreed to commingle their oil in a barge or vessel compartment to reduce freight costs, and there are discrepancies between either the quantities of oil loaded per Section 6.1 and unloaded per
Section 11.7 or the qualities of oil loaded per Section 7.1 and unloaded per
Section 11.6, then Buyer and Chevron shall share the benefits or losses of the discrepancy proportionally to the loaded volumes.

Section 11.9:  Transfer Notification From Kahului and Hilo

Buyer will provide Chevron's terminal representative, during normal working hours, at least 24-hour notice of any transfers required from Chevron's facilities in Kahului or Hilo.

Section 11.10:  Custody of Returned Fuel Oil

Buyer shall regain custody and control of Returned Fuel Oil at the flange connecting Chevron's Hilo terminal pipeline to Buyer's pipeline.

     i. The quantity of Fuel Oil over which Chevron returns custody shall be determined at the time of each transfer by gauging Chevron's terminal tank(s) before and after pumping. Volumes Returned hereunder shall be calculated in accordance with current measurement standards adopted by industry, ASTM, API and other standard-setting bodies as applicable in the opinion of the Independent Inspector and shall be expressed in G.S.V., U.S. barrels @ 60 degrees F. Measurements shall be taken by Chevron and witnessed by Buyer or Buyer's agent. However, at Buyer option, such measurements shall be taken by the Independent Inspector. Buyer and Chevron shall share equally the cost of independent inspections.

     ii. Chevron shall maintain a record of Buyer's net Fuel Oil inventory stored in its Hilo terminal based on receipts as determined in Section
          11.7 and returns as determined in Section 11.10.i. Chevron will provide book inventory records once each week, convenient to Chevron's normal weekly inventory period..

Section 11.11:  Custody of Returned Diesel

Buyer shall regain, custody and control of Returned diesel at the end of the fill pipe connecting Chevron's terminal pipelines to Carrier's tank trucks. Transfers will be made in minimum 5,000 gallons per delivery load.

     i. The quantity of diesel over which Chevron returns custody shall be determined at the time of each transfer by reading Chevron's calibrated meters corrected in each instance in accordance with current measurement standards adopted by industry, ASTM, API and other standard-setting bodies as applicable in the opinion of the Independent Inspector and shall be expressed in G.S.V., U.S. barrels or U.S. gallons @ 60 degrees F. If Buyer or Chevron have reason to believe that the quantity of Returned diesel stated for a particular transfer is incorrect, that party shall within fifteen Days of the transfer date, present the other party with documentation supporting such determination and the parties will confer, in good faith, on the causes for the discrepancy and shall proceed to correct such causes and adjust the quantity, if justified, for the transfers in question.

     ii. Chevron shall maintain records of Buyer's net diesel inventories stored at each of its Kahului, Maui and Hilo, Hawaii terminals, based on receipts as determined in Section 11.7 and returns as determined in
          Section 11.11.i. Chevron will provide book inventory records once each week, convenient to Chevron's normal weekly inventory period.

     iii. Chevron will periodically reconcile meter measurements with tank gaugings. Buyer may review Chevron's reconciliation calculations. However, there will be no retroactive adjustments to the volumes delivered or received as a result of this procedure.

Section 11.12:  Return Oil Quantities

Chevron shall be under no obligation to provide Buyer quantities of Returned oil greater than Buyer's current net oil inventory. However, Chevron will attempt to meet Buyer's unanticipated needs, after considering the needs of its other customers and its own available inventory.

Section 11.13:  Transfer of Returned Oil

     i. Returned oil transferred by Chevron shall meet the qualities described in Article IV. Chevron, or at Buyer's option the Independent Inspector, shall draw a volumetric weighted average composite sample representative of the oil in Chevron's tanks on Maui and Hawaii after each receipt of Buyer's or Chevron's oil in order to verify the quality of the Returned oil in Chevron's terminal ("Chevron's Returned sample"). This sample will be divided into three parts and dated. . See Addendum No. 2 hereto for an overview of Chevron sampling. One part of this sample shall be promptly tested by Chevron for its API gravity, appearance and in the case of diesel also for its flash point. Buyer and Chevron agree that successful passage of the prompt test on this sample is sufficient evidence for Chevron to return oil to Buyer, without limiting Buyer's rights within Section 11.13.ii. One part of the Chevron's Returned sample shall be retained by Chevron and one part shall be sealed and shall be provided to the Independent Inspector to be retained for a period of not less than three (3) Months.

     ii. Notwithstanding the above conditional acceptance, if a quality problem with the Returned oil is reasonably indicated, Buyer may obtain and analyze a sufficient portion of Chevron's Returned Sample in the possession of the Independent Inspector to determine all the qualities described in Article IV for the Returned oil. Within thirty
          (30) Days after each oil delivery, Buyer shall give Chevron notice of any claim of contamination and of resulting losses. In the event that such claim is not resolved within thirty (30) Days of the original claim, the Independent Inspector shall prepare, in whole or in part from the samples in its possession, a representative sample of the disputed delivery ("Referee Sample") which shall be submitted to a mutually agreed upon independent laboratory for a final determination, whose determination shall be final and binding on both parties. The Referee Sample shall include a volumetric weighted proportion of samples as are applicable to the oil in question..

     iii. If Buyer and Chevron agree or the Independent Inspector determines that the quality of the Returned oil did not meet the qualities described in Article IV and that and indicates that Chevron's terminal inventories, including Buyer's oil stored there and Buyer's power plant inventories are contaminated, both Buyer and Chevron shall attempt to minimize the impact of any quality problem on Chevron by waiver of Chevron's requirement to meet specifications, especially if Buyer's use of the oil will not significantly harm Buyer, or by Chevron Delivering higher quality oil to produce a specification quality blend at Chevron's terminal inventory and Buyer's plants. If all such, and similar, efforts fail to resolve the quality problem, then Chevron will, at Chevron's expense, exchange Buyer's Returned oil to the extent the contamination of Buyer's other similar oil was caused or contributed to by Chevron, and, if appropriate, any of Buyer's other similar oil which has been downgraded by commingling with the Returned oil, with oil meeting the qualities described in
          Article IV. Chevron shall make its best, reasonable effort to replace Buyer's oil in a timely manner. However, in no event shall Chevron be liable for any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including without limitation negligence or strict liability), warranty or otherwise allegedly caused by or based upon the quality of the Returned oil.

Section 11.14:  Terminaling and Handling Fees

Effective upon the commencement of this Contract, Chevron will invoice Buyer and Buyer will pay Chevron per Article IX, terminaling and handling fees based on the quantities of oil determined in Section 11.7 at the rates listed below.

     i. At Kahului, Maui, the terminaling and handling fee shall be [---] per gallon of diesel [---] per physical barrel of diesel).

     ii. At Hilo, Hawaii, the terminaling and handling fee shall be [---] per gallon of oil [---] per physical barrel of oil).

     iii. The terminaling and handling fees specified in Section 11.14i and
          Section 11.14.ii shall be subject to [---], 50% of the annual escalation factor shall be the arithmetic average of the hourly earnings in dollars per hour for the petroleum and coal products industry as shown in the "Employment and Earning" publication of the U.S. Department of Labor, Bureau of Labor Statistics, for the three Months of the second calendar quarter immediately preceding the calendar quarter of the Month in which services are rendered, divided by the arithmetic average of the hourly earnings in dollars per hour for the petroleum and coal products industry as shown in the "Employment and Earning" publication of the U.S. Department of Labor, Bureau of Labor statistics, for the Months January through March, 1997 (20.353);the remaining 50% of the annual escalation factor shall be the arithmetic average of the Producer Price Index (PPI) for Industrial Commodities as published by the U.S. Department of Labor, Bureau of Labor Statistics, for the three Months of the second calendar quarter immediately preceding the calendar quarter of the Month in which services are rendered, divided by the arithmetic average of the Producer Price Index (PPI) for Industrial Commodities as published by the U.S. Department of Labor, Bureau of Labor Statistics, for the Months January through March, 1997 (128.50).

For the purpose of invoicing, the terminaling and handling services shall be considered received by Buyer when Chevron first takes custody of Buyer's oil per
Section 11.5.


                                  ARTICLE XII
                                 CONTINGENCIES
                                 -------------

Section 12.1:  Definition of Contingency

As used in this Article XII, the term "Contingency" means:

     (a)  any event reasonably beyond the control of the party affected;

     (b) compliance, voluntary or involuntary, with a direction or request of any government or person purporting to act with governmental authority; excluding, however, any such direction or request restricting or otherwise regulating combustion of the oil to be purchased by Buyer hereunder, the effect of which restrictions or regulation upon the parties' performance shall be governed by Section
          12.5 of this Contract;

     (c) total or partial expropriation, nationalization, confiscation, requisitioning or abrogation or breach of a government contract or concession;

     (d)  closing of, or restriction on the use of, a port or pipeline;

     (e) maritime peril (including but not limited to, negligence in navigation or management of vessel, collision, stranding, destruction, or loss of vessel), storm, earthquake, flood;

     (f)  accident, fire, explosion;

     (g) hostilities or war (declared or undeclared), embargo, blockage, riot, civil unrest, sabotage, revolution, insurrection;

     (h) strike or other labor difficulty (whomever's employees are involved), even though the strike or other labor difficulty could be settled by acceding to the demands of a labor group; or,

     (i) loss or shortage of supply, production, manufacturing, distribution, refining, transportation, Delivery facilities, receiving facilities, equipment, labor, material, power generation or power distribution caused by circumstances which the affected party is not able to overcome by the exercise of reasonable diligence or which the affected party is able to overcome only at substantial additional expense in relation to the expected revenue, benefits or rights related directly to this Contract.

Section 12.2:  Obligation to Supply Product

Chevron shall not be obligated to sell or deliver Oil or Jet to the extent that performance of this Contract is prevented, restricted or delayed by a Contingency which significantly affects Chevron's ability to supply, manufacture or transport Diesel or Jet to Buyer under this Contract from [---]. In such circumstances, Deliveries of Oil or Jet to Buyer may be reduced on a basis as equitable to Buyer as to Chevron's and its affiliates' other customers of crude and petroleum products, and Chevron shall not be obligated to acquire additional crude, oil or jet but to the extent that it does acquire additional crude, oil or jet, Buyer shall be entitled to an equitable share of the oil or jet acquired or derived from the crude acquired, at a price to be agreed from time to time.

Section 12.3:  Obligation to Purchase Product

Buyer shall not be obligated to purchase, receive or use Oil or Jet to the extent that performance of this Contract in the customary manner is prevented, restricted or delayed by a Contingency. In such circumstances, purchases from Chevron may be reduced on any basis as equitable to Chevron as to Buyer's other suppliers of oil or jet.

Section 12.4:  Price Determination Prevention

If at any time any price determined under this Contract cannot be given effect because to do so would violate a direction or request of any government or person purporting to act with governmental authority, Buyer and Chevron shall attempt to agree on an alternate course of action but failing agreement within ten (10) Days the party adversely affected may suspend performance with respect to the quantity of Oil or Jet affected by the direction or request.

Section 12.5:  Governmental Regulation Requirements

To the extent that any governmental regulation requires combustion of oil or jet meeting specifications other than those in Article IV, Buyer and Chevron shall negotiate in good faith to agree on an alternative course of action that will reasonably allow Buyer to comply with such regulation while fulfilling its minimum annual purchase volume commitment under Article III, at a price and on other terms and conditions that are fair to both parties. Chevron shall have no obligation to Deliver oil or jet meeting new specifications if it is not available for purchase from third parties and Chevron cannot manufacture such oil or jet in existing facilities without substantial new capital investment.

If Buyer and Chevron do not agree on such an alternative course of action, then Buyer may comply with such regulation in any reasonable manner it chooses, including the option to purchase from other sources for its plants located within the area in which such regulation specifically applies, fuels which will enable Buyer to comply with such regulation. In such case, Buyer's minimum purchase requirement under Article III shall be reduced accordingly.

Section 12.6:  Chevron's Obligations Under Contract

     [---]

     [---]
     [---]


                                  ARTICLE XIII
                       EFFECT OF SUSPENSION OR REDUCTION
                       ---------------------------------

Section 13.1:  Event of Suspension

In the event of any suspension of sales and Deliveries under Article XII, Chevron shall not be obligated to sell and Buyer shall not be obligated to buy, after the period of suspension or reduction, the undelivered quantity of Oil or Jet which normally would have been sold and Delivered hereunder during the period of suspension or reduction.

Section 13.2:  Suspension For More Than 180 Days

If sales and Deliveries are suspended under Article XII for more than one hundred eighty (180) Days, Chevron or Buyer shall then have the option while such suspension continues to terminate its obligations to the other party under this Contract on thirty (30) Days' written notice to the other party.

Section 13.3:  Notification of Suspension

Any party which relies upon Article XII shall give the other party prompt notice thereof specifying the anticipated amount and duration of any suspension or reduction of Deliveries. It shall also give prompt notice when it no longer expects to rely on Article XII and Deliveries shall be reinstated subject to all conditions of this Contract, unless this Contract has been terminated previously under Section 13.2.

Section 13.4:  Obligation to Pay In Full

Nothing in Article XII shall relieve Buyer of the obligations to pay in full in United States currency for the Oil or Jet sold and Delivered hereunder and for other amounts due to Buyer to Chevron under this Contract, nor relieve Chevron of the obligation to return to Buyer the net positive inventory of Buyer's oil stored in Chevron's Hilo, Hawaii and Kahului, Maui terminals.

Section 13.5:  Suspension Not A Breach Of Contract

While Deliveries are suspended or reduced by Chevron pursuant to Article XII, it shall not be a breach of this Contract for Buyer to buy from a supplier other than Chevron the quantities of Oil or Jet which Chevron does not Deliver. During this period of time, there will be no minimum volume requirements. After any suspension or reduction has ended, minimum and maximum volume requirements for the semiannual period in which the suspension or reduction occurred will be reduced in proportion to the ratio of the number of Days within the semiannual period during which no suspension or reduction was in effect, to the number of Days within the semiannual period.


                                  ARTICLE XIV
                          WAIVER AND NONASSIGNABILITY
                          ---------------------------

Section 14.1:  Waiver By One Party

Waiver by one party of the other's breach of any provision of this Contract shall not be deemed a waiver of any subsequent or continuing breach of such provisions or of the breach of any other provision or provisions hereof.

Section 14.2:  Assignability of Contract

This Contract shall not be assignable by either party without the written consent of the other, which shall not be unreasonably withheld, except that Chevron may assign this Contract to any affiliate, provided that any such assignment shall not release Chevron from any of its obligations hereunder, and except that HECO, MECO, MECO-Molokai, and HELCO may assign their interests in the Contract to the Trustee under their respective First Mortgage Bond Indentures. Chevron does not, by agreement to such an assignment, waive any right it may have to terminate this Contract for any breach hereof occurring at any time before or after any such assignment or release Buyer of any obligations arising under this Contract after any such assignment. Following any such assignment, no further assignment may be made without the consent of Chevron.


                                   ARTICLE XV
                              CONFLICT OF INTEREST
                              --------------------

Conflicts of interest related to this Contract are strictly prohibited. Except as otherwise expressly provided herein, neither party nor any director, employee or agent of a party shall give to or receive from any director, employee or agent of the other party any gift, entertainment or other favor of significant value, or any commission, fee or rebate. Likewise, neither party nor any director, employee or agent of a party shall enter into any business arrangement with any director, employee or agent of the other party (or any affiliate), unless such person is acting for and on behalf of the other party, without prior written notification thereof to the other party. In the event of any violation of this paragraph, including any violation occurring prior to the date of this Contract which resulted directly or indirectly in one party's consent to enter into this Contract with the other party, such party may, at its sole option, terminate this Contract at any time and, except for Buyer's obligation to pay in full in United States currency for the Oil sold and Delivered hereunder and for other amounts due by Buyer to Chevron under this Contract, and for Chevron's obligation to return to Buyer the net positive inventory of Buyer's oil stored in Chevron's Hilo, Hawaii and Kahului, Maui terminals, shall be relieved of any further obligation under this Contract.

Both parties agree to immediately notify the other of any known violation of this Article.


                                  ARTICLE XVI
                                    DEFAULT
                                    -------

If Buyer or Chevron considers the other party to be in default of any obligation under this Contract, such party shall give the other party notice thereof. Such other party shall then have 30 Days in which to remedy such default. If the default is not remedied, the other party may, without prejudice to any other right or remedy of such party in respect of such breach, terminate its obligations under this Contract, except for Buyer's obligation to pay in full in United States currency for the Oil or Jet sold and Delivered hereunder and for other amounts due by Buyer to Chevron under this Contract, and for Chevron's obligation to return to Buyer the net positive inventory of Buyer's oil stored in Chevron's Hilo, Hawaii and Kahului, Maui terminals, by forty five (45) Days' written notice to the party in breach. Any termination shall be without prejudice to accrued rights. All rights and remedies hereunder are independent of each other and election of one remedy shall not exclude another.

Except as provided under Sections 18.2 and 18.4, in no event shall either party be liable for any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including without limitation negligence or strict liability), warranty or otherwise.

Chevron's termination of its obligations to a Buyer in this Contract due to default by that Buyer shall not terminate Chevron's obligations to the remaining Buyers not in default of this Contract.

                                  ARTICLE XVII
                                 APPLICABLE LAW
                                 --------------

This Contract shall be construed in accordance with, and all disputes arising hereunder shall be determined in accordance with, the local law of the State of Hawaii, U.S.A.


                                 ARTICLE XVIII
                                   INDEMNITY
                                   ---------

Section 18.1: Buyer Held Harmless for General Indemnity where title and risk of loss is with Chevron

Chevron shall indemnify, defend and hold harmless Buyer, its directors, officers, employees and agents (including but not limited to affiliates and contractors and their employees) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses (including reasonable attorneys' fees), and proceedings of any nature whatsoever for personal injury (including death), or property damage, including but not limited to Buyer's facilities (collectively "Injury or Damage"), that results from non-specification or contaminated Delivered Oil or Jet, or that arises out of or is in any manner connected with the Delivery or Receipt of Oil or Jet related to this Contract at Chevron's facilities when in the custody of Chevron or the transportation of Oil or Jet related to this Contract when in the custody of Chevron, except to the extent that such Injury or Damage may be attributable to the negligence or willful action of Buyer. This Section 18.1 shall not include any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including without limitation negligence or strict liability), warranty or otherwise.

Section 18.2: Buyer Held Harmless for Releases to the Environment when title and risk of loss is with Chevron

Without limiting the generality of Section 18.1, Chevron shall indemnify, defend and hold harmless Buyer, its directors, officers, employees and agents (including but not limited to affiliates and contractors and their employees) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses, and proceedings of any nature whatsoever directly or indirectly arising out of or attributable to the release, threatened release, discharge, disposal or presence of Oil, Jet or hazardous material related to this Contract when in the custody of Chevron, or of Diesel sold pursuant to the provisions of Section 6.5 herein when in the custody of any Chevron-chartered barge, except to the extent that such release, threatened release, discharge, disposal or presence of Oil, Jet or hazardous material may be attributable to the negligence or willful action of Buyer, including without limitation: (1) all foreseeable and unforeseeable consequential damages; (2) the reasonable costs of any required or necessary repair, cleanup or detoxification of an area of oil, jet or hazardous material and the preparation and implementation of any closure, remedial or other required plans; (3) the reasonable costs of the investigation of any environmental claims by Buyer; (4) the reasonable costs of Buyer's enforcement of this Contract; and (5) all reasonable costs and expenses incurred by Buyer in connection with clauses (1), (2), (3), and (4), including without limitation reasonable attorneys' fees and court costs.

Section 18.3: Chevron Held Harmless For General Indemnity when title and risk of loss is with Buyer

Buyer shall indemnify, defend and hold harmless Chevron, its directors, officers, employees and agents (including but not limited to affiliates and contractors and their employees) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses (including reasonable attorneys' fees), and proceedings of any nature whatsoever for personal injury (including death), or property damage, including but not limited to Chevron's facilities (collectively "Injury or Damage"), that results from non-specification or contaminated Received oil or jet, or that arises out of or is in any manner connected with the Delivery or receipt of oil or jet at Chevron's facilities when in the custody of Buyer, any carrier or subsequent buyer of oil or jet related to this Contract or the transportation of oil or jet when in the custody of Buyer, any carrier or subsequent buyer of oil or jet related to this Contract, except to the extent that such Injury or Damage may be attributable to the negligence or willful action of Chevron. This Section 18.3 shall not include any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including without limitation negligence or strict liability), warranty or otherwise.

Section 18.4: Chevron Held Harmless for Releases to the Environment when title and risk of loss is with Buyer

Without limiting the generality of Section 18.3, Buyer shall indemnify, defend and hold harmless Chevron, its directors, officers, employees and agents (including but not limited to affiliates and contractors and their employees) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses, and proceedings of any nature whatsoever directly or indirectly arising out of or attributable to the release, threatened release, discharge, disposal or presence of oil, jet or hazardous material related to this Contract when in the custody of Buyer, any carrier (except any Chevron-chartered barge carrying Diesel sold pursuant to the provisions of Section 6.5 herein) or subsequent buyer of oil or jet related to this Contract, except to the extent that such release, threatened release, discharge, disposal or presence of oil, jet or hazardous material may be attributable to the negligence or willful action of Chevron, including without limitation: (1) all foreseeable and unforeseeable consequential damages; (2) the reasonable costs of any required or necessary repair, cleanup or detoxification of an area of oil, jet or hazardous material and the preparation and implementation of any closure, remedial or other required plans; (3) the reasonable costs of the investigation of any environmental claims by Chevron; (4) the reasonable costs of Chevron's enforcement of this Contract; and (5) all reasonable costs and expenses incurred by Chevron in connection with clauses (1), (2), (3), and (4), including without limitation reasonable attorneys' fees and court costs.


                                  ARTICLE XIX
                          PUBLIC UTILITIES COMMISSION
                          ---------------------------

Section 19.1:  Filing Requirements; Buyers Energy Cost Adjustment Clause

This Contract is required to be filed with the Hawaii Public Utilities Commission ("PUC") for approval. If in the proceedings initiated as a result of the filing of this Contract the PUC disapproves or fails to authorize the full recovery of the fuel costs incurred under this Contract through Buyer's Energy Cost Adjustment Clause, Buyer may terminate this Contract at any time within ninety (90) Days of disapproval by giving sixty (60) Days' written notice to Chevron.

Section 19.2:  Decision and Order Impairing Chevron

In the event that a Decision and Order or other action by a governmental regulatory body impairs Chevron's ability to enforce any terminal and safety protection or operation provisions under this Contract, Buyer and Chevron shall attempt to agree on an alternate course of action, but failing agreement within 10 Days, the Chevron may suspend performance with respect to the quantity of oil or jet affected by said Decision and Order after giving Buyer ninety (90) Days' written notice.

Section 19.3:  Use as a Public Utility

No use of the pipelines, facilities or equipment owned by Chevron and used in connection with this Contract shall be construed as having been dedicated by Chevron to a public use and it is hereby acknowledged by the parties that Chevron retains the exclusive right to determine who, other than the parties to this Contract, shall use said pipelines, facilities, and equipment.

                                   ARTICLE XX
                                   INSURANCE
                                   ---------

Section 20.1:  Requirements

Without in any way limiting Buyer's liability pursuant to this Contract, Buyer shall maintain and require any carrier or subsequent buyer of oil or jet related to this Contract to maintain the following insurance and all insurance that may be required under the applicable laws, ordinances, and regulations of any governmental authority:

     i. Workers' Compensation and Employers' Liability Insurance as prescribed by applicable law, including insurance covering liability under the Longshoremen's and Harbor Workers' Act, the Jones Act and the Outer Continental Shelf Land Act, if applicable.

     ii. Commercial General Liability Insurance including Bodily Injury and Property Damage Insurance with a limit not less than $1,000,000 combined single limit per occurrence.

     iii. Automobile Bodily Injury and Property Damage Liability Insurance on all owned, non-owned and hired vehicles used in receiving oil or jet from Chevron's facilities with a limit not less than $1,000,000 combined single limit per occurrence for bodily injury and property damage.

     iv. Hull and Machinery Insurance including collision liability and tower's liability on vessels engaged in towage with a limit at least equal to the actual value of each vessel and barge.

     v.   Marine Insurance under one of the two following options:

          Option One:  Protection and Indemnity Insurance including coverage for injuries to or death of masters, mates and crew and excess collision liabilities. The limits of such insurance shall not be less than $25 million per occurrence. Vessel pollution liability insurance including coverage for pollution liabilities imposed by federal and state laws now or hereafter in effect in an amount not less than $500 million; or,

          Option Two:  Protection and Indemnity Insurance on a full entry basis with an International Group P&I Club. Such insurance shall include, but not be limited to, coverage for injuries to or death of masters, mates and crew; excess collision liabilities and pollution liabilities imposed by federal and state laws now or hereafter in effect). Such insurance shall be unlimited as per International Group, P&I Club rules except for pollution liabilities which shall be limited to $500 million or the maximum pollution limit offered by the P&I Clubs of the International Group.

Section 20.2:  Change of Insurance Notification

The above insurance shall include a requirement that the insurer provide Chevron with 30 Days' written notice prior to the effective date of any cancellation or material change of the insurance. The insurance specified in Sections 20.1 (i) and 20.1 (iv) shall contain a waiver of subrogation against Chevron and an assignment of statutory lien, if applicable. The insurance specified in Sections 20.1 (ii), 20.1 (iii), and 20.1 (v) Option One Protection and Indemnity Insurance shall name Chevron as additional insured.

Section 20.3:  Certificate of Insurance From Subsequent Buyers and Carriers

Before performance of this Contract, Buyer shall provide Chevron with certificates or other documentary evidence satisfactory to Chevron of the insurance coverages and endorsements.

Section 20.4:  Obtaining Insurance Documents

Without in any way limiting Chevron's liability, Chevron shall obtain from any Chevron carrier or subsequent buyer from Chevron of oil or jet related to this Contract the insurance coverages and endorsements set forth in this Article excepting that both Chevron and Buyer be named as additional insureds.

Section 20.5:  Terminaling and Handling Fees Insurance Exclusion

The terminaling and handling fees listed in Section 11.14 do not include any insurance covering loss of Buyer's oil or jet while it is in the custody of Chevron. It is expressly understood and agreed that insurance, if any is desired by Buyer, shall be carried by Buyer at its own expense.


                                  ARTICLE XXI
                       SAFETY AND TERMINATION PROTECTION
                       ---------------------------------

Section 21.1:  Operating and Safety Regulations

Any buyer or carrier of oil or jet related to this Contract or their agents shall comply with all of the operating and safety regulations of Chevron, as amended from time-to-time, when alongside, upon, or when approaching the premises of Chevron for the purpose of loading oil or jet related to this Contract or when departing Chevron's premises after loading oil or jet related to this Contract. In particular, all smoking shall be limited to such locations and occasions as are specifically authorized in writing by Chevron. If Chevron determines that an unsafe condition exists, Chevron may, at its absolute discretion, cease the loading or unloading operations and order any buyer or carrier of oil or jet related to this Contract or their agents to leave its place of mooring. Any loss or damage incurred by Chevron, any buyer or carrier of oil or jet related to this Contract or their agents due to any violation by any buyer or carrier of oil or jet related to this Contract or their agents of Chevron's operating and safety regulations shall be for Buyer's or Carrier's account. Copies of Chevron's operating and safety regulations are available upon request.

Section 21.2:  Right To Refuse Acceptance

In addition to its rights under Section 21.1, Chevron shall have the[---] of any barge or vessel nominated by Buyer to load or discharge if in Chevron's Terminal's [---] for [---]. Chevron's Terminal's acceptance or rejection of Buyer's Nominated Barge or vessel shall be communicated to Buyer within [---] hours after the Terminal's receipt of nomination, and in the event Buyer's barge nomination is rejected, Chevron shall provide Buyer satisfactory documentation of the basis for the rejection of such nomination. Chevron's Terminal's acceptance or rejection of any barge or vessel shall not constitute a continuing acceptance or rejection of such barge or vessel for subsequent loading or discharge. Chevron shall not be liable for any loss, damage or delay caused by its rejection of a vessel nomination hereunder, nor any loss, damage or delay caused by its rejection of a vessel for failure to comply pursuant to Section
21.1. In no event shall the acceptance of a vessel by Chevron be construed in any manner as a representation as to the vessel's operational, environmental or safety status. Neither Buyer nor any other party shall be entitled to rely on any such acceptance of a vessel by Chevron hereunder.


                                  ARTICLE XXII
                              POLLUTION MITIGATION
                              --------------------

Section 22.1:  Responsibility to Mitigate

In the event an escape or discharge of oil or jet occurs from any barge or vessel carrying oil or jet related to this Contract and causes or threatens to cause pollution damage, Buyer or carrier will promptly take whatever measures are necessary to prevent or mitigate such damage. Buyer hereby authorizes Chevron, or its agent, at

Chevron's option, upon notice to Buyer or master on the tug, to undertake such measures as are reasonably necessary to prevent or mitigate the pollution damage. Chevron or its agent shall keep Buyer advised of the nature and results of any such measures taken and, if time permits, intended to be taken. Any of the aforementioned measures shall be at Buyer's sole expense (except to the extent that such escape or discharge was caused by the negligence or willful action of Chevron or its agent), provided that if Buyer considers said measures should be discontinued, Buyer shall so notify Chevron or its agent and thereafter Chevron or its agent shall have no right to continue said measures at Buyer's authority or expense except as provided in Section 18.4. This provision shall be applicable only between Buyer and Chevron and shall not affect, as between Buyer and Chevron, any liability of Buyer to any third parties, including but not limited to governments.

Section 22.2:  Cooperation With Chevron's Measures

In addition to its duties under Section 22.1, Buyer agrees to cooperate with all efforts and to pay all reasonable costs associated with preventive booming or other preventive measures that Chevron reasonably determines is advisable on an isolated or routine basis.


                                 ARTICLE XXIII
                                 MISCELLANEOUS
                                 -------------

Section 23.1:  Heading of Articles and Sections

Headings of the Articles and Sections are for convenient reference only and are not to be considered part of this Contract.

Section 23.2:  Content of Document

This document contains the entire agreement between the parties covering the subject matter and cancels, as of the Effective date hereof, all prior agreements of any kind between the parties covering such subject matter and any amendments thereto. There are no other agreements which constitute any part of the consideration for, or any condition to, either party's compliance with its obligations under this Contract.

Section 23.3:  Notification

Except as otherwise expressly provided herein, all notices shall be given in writing, by letter, facsimile, electronic mail to the following addresses, or such other address as the parties may designate by notice, and shall be deemed given upon receipt.

          Chevron: Manager, Petroleum Coke, Heavy Fuels & Sulfur Chevron Products Company,
                       A Division of Chevron U.S.A. Inc
                       P.O. Box 7006
                       San Francisco, CA  94120-7006
                       FAX:  (415) 894-1195

          Buyer:       Manager, Power Supply Services Department
                       Hawaiian Electric Company, Inc.
                       P.O. Box 2750
                       Honolulu, HI  96840-0001
                       FAX:  (808) 543-4366

The Manager, Power Supply Services Department, for Hawaiian Electric Company, Inc., shall be responsible for forwarding notices to the other parties to this Contract.

Section 23.4:  Court Rulings

If any term or provision, or any part of any term or provision, of this Contract is held by any court or other competent authority to be illegal or unenforceable, the remaining terms, provisions, rights and obligations shall not be affected.

Section 23.5:  Benefit of And Binding

This Contract shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns.

Section 23.6:  Effective Date and Supersedence

Effective as of the Effective Date of the Term hereunder, this Contract hereby supersedes that certain Inter-Island Industrial Fuel Oil and Diesel Fuel Contract between the parties dated, November 20, 1995 and all amendments thereto.

          IN WITNESS WHEREOF, the parties have caused these presents to become effective as of the day and year first herein above written.

ACCEPTED AND AGREED:
"Chevron"

CHEVRON PRODUCTS COMPANY,
A DIVISION OF CHEVRON U.S.A. INC

BY:  /s/ Phillip H. Fisher
     ---------------------
         Phillip H. Fisher

TITLE:  Manager, Petroleum Coke, Heavy Fuels & Sulfur

"Buyers"

HAWAIIAN ELECTRIC COMPANY, INC.        MAUI ELECTRIC COMPANY, LTD.

BY:   /s/ Edward Y. Hirata             BY:   /s/ Edward Y. Hirata
    ------------------------------         ------------------------------

          Edward Y. Hirata                       Edward Y. Hirata
----------------------------------     ----------------------------------
          (Printed or Typed Name)                (Printed or Typed Name)

TITLE: Vice President, Regulatory      TITLE: Vice President, Regulatory
       Affairs                                Affairs
       ---------------------------            ---------------------------


BY:   /s/ Marvin A. Hawthorne          BY:   /s/ Marvin A. Hawthorne
    ------------------------------         ------------------------------

          Marvin A. Hawthorne                    Marvin A. Hawthorne
----------------------------------     ----------------------------------
          (Printed or Typed Name)                (Printed or Typed Name)

TITLE:  Assistant Treasurer            TITLE:  Assistant Treasurer
       ---------------------------            ---------------------------

HAWAII ELECTRIC LIGHT COMPANY, INC.    HAWAIIAN TUG & BARGE CORP.

BY:   /s/ Edward Y. Hirata             BY:   /s/ Glenn K. Y. Hong
    ------------------------------         ------------------------------

          Edward Y. Hirata                       Glenn K. Y. Hong
----------------------------------     ----------------------------------
          (Printed or Typed Name)                (Printed or Typed Name)

TITLE:  Vice President, Regulatory     TITLE:  President
        Affairs                               ---------------------------
       ---------------------------

HAWAII ELECTRIC LIGHT COMPANY, INC.    HAWAIIAN TUG & BARGE CORP.

BY:   /s/ Marvin A. Hawthorne          BY:   /s/ Lisa M. K. Sakamoto
    ------------------------------         ------------------------------

          Marvin A. Hawthorne                    Lisa M. K. Sakamoto
----------------------------------     ----------------------------------
          (Printed or Typed Name)                (Printed or Typed Name)

TITLE:  Assistant Treasurer            TITLE:  Vice President
       ---------------------------            ---------------------------


YOUNG BROTHERS, LIMITED

BY:   /s/ Glenn K. Y. Hong
    ------------------------------

          Glenn K. Y. Hong
----------------------------------
          (Printed or Typed Name)

TITLE:  President
       ---------------------------


BY:   /s/ Lisa M. K. Sakamoto
    ------------------------------

          Lisa M. K. Sakamoto
----------------------------------
          (Printed or Typed Name)

TITLE:  Vice President
       ---------------------------

                                 ADDENDUM NO. 1

                        ILLUSTRATIVE SCHEDULE OF PRICES
                        -------------------------------

                Illustrative Product Price Calculation for [---]

I.  NO. 2 DIESEL FUEL

For HECO, HT&B, YB; and MECO or HELCO FOB point of Delivery as per Section 6.3,
Section 6.2 and Section 6.1, respectively:

     [---]

where PD1 is equal to the price per physical gallon for the Month of Delivery for No. 2 Diesel Fuel purchased by HECO, HT&B, YB, MECO or HELCO in U.S. Dollars ("$") per ("/") gallon.

I. DI = Index for No. 2 Diesel Fuel, which shall be the simple average of the high and low price assessments on all dates of publication for West Coast Pipeline, Los Angeles California Low Sulfur No. 2 Diesel as reported by Platt's Oilgram Price Report ("Platt's Oilgram") during the period beginning the 21st Day of the second preceding Month to the 20th Day of the Month preceding Delivery, expressed in $/gallon.

     Date     Low     High     Average
     ----     ---     ----     -------
     [---]

     AVERAGE [---] IN USD      [---] PER GALLON

II.  [---]

               Assume [---] per barrel premium values apply:

          [---]

     [---]

[---]

III.  TD1/TD2/TD3/TD4/TD5 = Taxes applicable to the sale of Diesel pursuant to
      Section 5.3 herein.

      Hawaii General Excise Tax = 4.166% of pre-HGET price
      [---]

      Taxes after application of HGET [---]
           Hawaii Environmental Response Tax  =  $0.05 per barrel, $0.0012 per gallon
           Hawaii Liquid Fuel Tax  = $0.01 per gallon

IV. LP1, LP2, LP3, and LP4 are [---] for Deliveries in bulk to the respective Buyer at Kaunakakai, Molokai, Kahului, Maui, Hilo, Hawaii and Kawaihae, Hawaii, respectively, during the period indicated and expressed in $ per gallon, as follows:

              1988-1989   2000-2001   2002-2004
     LP1      [---]       [---]       [---]
     LP2      [---]       [---]       [---]
     LP3      [---]       [---]       [---]
     LP4      [---]       [---]       [---]

A. PRODUCT PRICE COMPUTATION FOR [---] DELIVERY OF NO. 2 DIESEL FUEL PURCHASED BY HECO, HT&B, YB, MECO OR HELCO HAVING A STANDARD BTU CONTENT OF [---] TO 141,000 BTU PER GALLON

[---] = [---]

      = [---]

where TD1 = sum of

     HGET = 4.166% of Diesel Index + [---] = 0.04166*[---]=      [---]
     [---] of Diesel Index + [---] =                             [---]
     Hawaii Environmental Response Tax =                         $0.0012/gallon
     Hawaii Liquid Fuel Tax =                                    $0.0100/gallon
                                                                 --------------
                                                                 [---]

[---] = [---]

      = [---] PER GALLON

B. PRODUCT PRICE COMPUTATION FOR [---] DELIVERY OF NO. 2 DIESEL FUEL PURCHASED BY HECO, HT&B, YB, MECO OR HELCO HAVING OTHER THAN A STANDARD BTU CONTENT

    Assume the weighted average BTU content per gallon of the representative samples of Diesel purchased by a respective Buyer during a calendar quarter was [---]. The price charged for the Diesel sold and Delivered to that respective Buyer during each Month of the calendar quarter in question shall be adjusted by multiplying the Diesel price by the ratio of the actual heat content to a standard of [---].

[---] = [---]
      = [---]
      = [---]

where TD1 = sum of

     HGET = 4.166% of adjusted (Diesel Index + [---] =            [---]
     [---] of adjusted (Diesel Index + [---] =                    [---]
     Hawaii Environmental Response Tax =                          $0.0012/gallon
     Hawaii Liquid Fuel Tax =                                     $0.0100/gallon
                                                                  --------------
                                                                  [---]

[---] = [---]

      = [---] PER GALLON

C.  PRODUCT PRICE COMPUTATION FOR [---] DELIVERY OF NO. 2 DIESEL FUEL
    PURCHASED BY MECO AND HELCO TO BUYER'S NOMINATED MARINE TERMINAL AT KAUNAKAKAI, MOLOKAI, KAHULUI, MAUI, HILO, HAWAII OR KAWAIHAE HAWAII HAVING A STANDARD BTU CONTENT OF [---]

1.  For MECO-Molokai/Delivered Kaunakakai:

          [---]

Where PD2 is equal to the price per physical gallon for the Month of Delivery for No. 2 Diesel purchased by MECO-Molokai, Delivered to Kaunakakai, in $/gallon.

Assume [---] value applies, thus

[---]

[---]

     [---]
where TD2 = sum of

     HGET = 4.166% of Diesel Index +[---] =               [---]
     [---]
     [---] =                                              [---]
     Hawaii Environmental Response Tax =                  $0.0012/gallon
     Hawaii Liquid Fuel Tax =                             $0.0100/gallon
                                                          --------------
                                                          [---]

[---] = [---]

      = [---] PER GALLON

2.   For MECO/Delivered Kahului:

          [---]

Where PD3 is equal to the price per physical gallon for the Month of Delivery for No. 2 Diesel purchased by MECO-Maui, Delivered to Kahului, Maui, in $/gallon,

Assume [---]value applies, thus

[---] = [---]

[---] = [---]

      = [---]

where TD3 = sum of

     HGET = 4.166% of Diesel Index [---] = 0.04166*[---] =        [---]
     [---] =                                                      [---]
     Hawaii Environmental Response Tax =                          $0.0012/gallon
     Hawaii Liquid Fuel Tax =                                     $0.0100/gallon
                                                                  --------------
                                                                  [---]

[---] = [---]

      = [---] PER GALLON

3.  For HELCO/Delivered Hilo:

          [---]

Where PD4 is equal to the price per physical gallon for the Month of Delivery for No. 2 Diesel purchased by HELCO-Hawaii, Delivered to Hilo Hawaii, in $/gallon.

Assume [---] value applies, thus

[---] = [---]

[---] = [---]

      = [---]

where TD4 = sum of

     HGET = 4.166% of Diesel Index [---] =                [---]
     [---] =                                              [---]
     Hawaii Environmental Response Tax =                  $0.0012/gallon
     Hawaii Liquid Fuel Tax =                             $0.0100/gallon
                                                          --------------
                                                          [---]

[---] = [---]

      = [---] PER GALLON

4.   For HELCO/Delivered Kawaihae:

          [---]

Where PD5 is equal to the price per physical gallon for the Month of Delivery for No. 2 Diesel purchased by HELCO-Hawaii, Delivered to Kawaihae Hawaii, in $/gallon.

Assume [---] value applies, thus

[---] = [---]

[---] = [---]

      = [---]

where TD5 = sum of

     HGET = 4.166% of Diesel Index [---] =                [---]
     [---] =                                              [---]
     Hawaii Environmental Response Tax =                  $0.0012/gallon
     Hawaii Liquid Fuel Tax =                             $0.0100/gallon
                                                          --------------
                                                          [---]

[---] = [---]

      = [---] PER GALLON

D. PRODUCT PRICE COMPUTATION FOR [---] DELIVERY OF NO. 2 DIESEL FUEL PURCHASED BY MECO AND HELCO TO BUYER'S NOMINATED MARINE TERMINAL AT KAUNAKAKAI, MOLOKAI, KAHULUI, MAUI, HILO, HAWAII OR KAWAIHAE HAWAII HAVING A BTU CONTENT OF OTHER THAN STANDARD

    Assume the weighted average BTU content per gallon of the representative samples of Diesel purchased by a respective Buyer during a calendar quarter [---]. The price charged for the Diesel sold and Delivered to that respective Buyer during each Month of the calendar quarter in question shall be adjusted by multiplying the Diesel price by the ratio of the actual BTU content to a standard of [---].

For MECO-Molokai/Delivered Kaunakakai:

          [---]

Where PD2 is equal to the price per physical gallon for the Month of Delivery for No. 2 Diesel purchased by MECO-Molokai, Delivered to Kaunakakai, in $/gallon.

Assume [---] value applies, thus

[---] = [---]

[---] = [---]

      = [---]

      = [---]

where TD2 = sum of

     HGET = 4.166% of adjusted (Diesel Index [---] =      [---]
     [---] =                                              [---]
     Hawaii Environmental Response Tax =                  $0.0012/gallon
     Hawaii Liquid Fuel Tax =                             $0.0100/gallon
                                                          --------------
                                                          [---]

[---] = [---]

      = [---] PER GALLON

Note on computation of other Diesel Delivered to Kahului, Hilo and Kawaihae:
----------------------------------------------------------------------------
Price per physical gallon for the Month of Delivery for No. 2 Diesel purchased by MECO-Maui, Delivered to Kahului, HELCO-Hawaii, Delivered to Hilo, Hawaii and by HELCO-Hawaii, Delivered to Kawaihae, Hawaii in $/gallon having a BTU content other than standard would be determined in a manner logically consistent with than computed above for MECO-Molokai.


CIFO

For MECO or HELCO FOB their respective Nominated Barge:

          [---]

Where PF is equal to the price per physical barrel for the Month of Delivery for CIFO, in $/barrel.

I. FI = the Index for CIFO which shall be the simple average of the low and high price assessments for Los Angeles Bunker C Fuel Oil as reported by Platt's Oilgram Bunkerwire ("Platt's Bunkerwire") for all dates of publication from the 21st Day of the second preceding Month to 20th Day of the Month preceding Delivery expressed in $/barrel

    Date    Low     High    Average
    ----    ---     ----    -------
    [---]   [---]   [---]   [---]

AVERAGE [---] IN USD     [---] PER [---]

[---]

      = [---]

[---] = [---] PER BARREL


II. [---]

          Assume [---]per barrel premium values apply:

          [---]

Assume further that the barrel volume in the Delivery to be priced is [---], thus

[---] = [---]


III.  TF = Taxes applicable to the sale of CIFO pursuant to Section 5.3 herein.

      Hawaii General Excise Tax = 4.166% of pre-HGET price
      [---]

      Taxes after application of HGET [---]:
      Hawaii Environmental Response Tax = $0.05 per barrel


E. PRODUCT PRICE COMPUTATION FOR [---] DELIVERY OF CIFO PURCHASED BY MECO OR HELCO HAVING A STANDARD BTU CONTENT OF [---] BARREL

[---] = [---]

      = [---]

where TF = sum of

     HGET = 4.166% of CIFO Index [---] =                   [---]
     [---] =                                               [---]
     Hawaii Environmental Response Tax =                   $0.050/barrel
                                                           -------------
                                                           [---]

[---] = [---]

      = [---] PER BARREL

F. PRODUCT PRICE COMPUTATION FOR [---] DELIVERY OF CIFO PURCHASED BY MECO OR HELCO HAVING OTHER THAN A STANDARD BTU CONTENT

    Assume the weighted average BTU content per barrel of the representative samples of CIFO purchased by a respective Buyer during a calendar quarter [---]. The price charged for the CIFO sold and Delivered to that respective Buyer during each Month of the calendar quarter in question shall be adjusted by multiplying the CIFO price by the ratio of the actual BTU content to a standard of [---].

[---] = [---]

      = [---]

      = [---]

where TF = sum of

     HGET = 4.166% of adjusted (CIFO Index +[---] =             [---]
     [---] =                                                    [---]
     Hawaii Environmental Response Tax =                        $0.050/barrel
                                                                -------------
                                                                [---]

[---] = [---]

      = [---] PER BARREL

Note on items as they appear on invoices
----------------------------------------
Actual invoices for sales and Deliveries of Diesel and CIFO may include additional charges for Hawaii DOT/Harbors Div. wharfage fees applied when Buyer's Nominated Barge is moored, all or in part, against or to State piers.

For billing purposes, certain taxes, such as the HGET [---], on the sale and Delivery of Diesel may be consolidated with the corresponding tax charged on the sale and Delivery of CIFO.

Actual invoices for sales and Deliveries of Diesel and CIFO may also contain comments which reference the wharfage charge per unit, and volume of Diesel and CIFO on which the wharfage fee is levied and the identifying number of the State pier for which wharfage is being levied.


JET

For MECO or HELCO FOB MECO's or HELCO's respective power plant truck unloading rack:.
their respective Nominated Barge:

                             PJ = JI + [---] + TJ

Where PJ is equal to the price per physical barrel for the Month of Delivery for Jet, in $/gallon.

I. JI = the Index for Jet which shall be the Friday simple average West Coast Spot Pipeline price for jet fuel in Los Angeles in the Month preceding Delivery, as reported by the Platt's Oilgram from the 21st of the second preceding Month to the 20th Day of the Month preceding Delivery.

     Date            Low      High     Average
     ----          -------   -------   -------
     08/22/97      $0.5850   $0.6025   $0.5938
     08/29/97      $0.5775   $0.5850   $0.5813
     09/05/97      $0.5750   $0.5875   $0.5813
     09/12/97      $0.5700   $0.5800   $0.5750
     09/19/97      $0.6025   $0.6150   $0.6088

AVERAGE OF MEAN IN USD   $0.5880 PER GALLON

II.  TJ = Taxes applicable to the sale of Jet pursuant to Section 5.3 herein.

     Hawaii General Excise Tax = 4.166% of pre-HGET price
     [---]

     Taxes after application of HGET[---]:
     Hawaii Environmental Response Tax  =  $0.05 per barrel, $0.0012 per gallon


G.   PRODUCT PRICE COMPUTATION FOR DELIVERY OF JET PURCHASED BY MECO OR HELCO

PJ = $0.5880 + [---] + TJ

   = [---] + TJ

where TJ = sum of

     HGET = 4.166% of Jet Index [---] = 0.04166* [---] =          [---]
     [---] =                                                      [---]
     Hawaii Environmental Response Tax =                          $0.0012/gallon
                                                                  --------------
                                                                  [---]

[---] = [---]

      = [---] PER GALLON

                                 ADDENDUM NO. 2

                        QUALITY CONTROL SAMPLES SUMMARY
                        -------------------------------

                                                                                          ----------------------------------
                                                 FREQUENCY                                APPLICATION   CONTRACT   SELECTION
                                              --------------                              ----------------------------------
                                        TAKING THE       SAMPLE          METHOD &         SAMPLE        SAMPLE     ACTION ON
TYPE                     LABEL          SAMPLE           ANALYSIS        LOCATION         TAKING        ANALYSIS   FAILURE
----                     -----          --------------   -------------   --------------   -----------   --------   ---------
1. Refinery Production   ---            After Each       After Each      Composite        N/A           N/A        N/A
                                        Tank Receipt     Receipt         from Refinery
                                                                         Tank
2. HMT Inventory         ---            After Each       After Each      Composite        N/A           N/A        N/A
                                        Tank Receipt     Receipt         from HMT Tank
3. Delivered             A. Buyer's     During Each      Only If         Drip From        7.1           7.2        7.3
                         Sample         Barge            Necessary       Loading Line
                                        Loading or                       at HMT or
                         B. Chevron's   Monthly                          Composite
                         Sample                                          from [---]

                         C. Buyer's
                         Retain

4. Loaded                A. Chevron's   After Each       A. After        Composite        6.1iii        11.3i      11.3I &
                         Sample         Barge Loading    Each Loading    From Barge                                11.3ii
                                                         B. Only If      Tanks at HMT
                                                         Necessary
                         B. Buyer's
                         Retain

5. Loaded (Third-Party)  A. Buyer's     After Each       A. After        Composite        11.1ii        11.3I      11.3I &
                         Sample         Barge Loading    Each Loading    from Barge                                11.3ii
                                        of               B.( Only If     Tanks at
                                        Third-Party      Necessary       Third-Party
                         B. Chevron's   Oil                              Supplier's
                         Sample                                          Dock

                         C. Buyer's
                         Retain

6. Received              A. Prompt      Before Each      A. Before       Composite        A. 11.6i      11.6ii     11.6iv
                                        Barge            Each Loading    from Barge
                         B. Buyer's     Unloading        B.,C.,D.        Tanks at Hilo    B. 11.6Ii     11.6iii    11.6iv
                         Sample         Whether          (Only if        or Kahului
                                        Buyer's or       Necessary)      Harbor
                                        Chevron's
                         C. Chevron's
                         Sample

                         D. Buyer's
                         Retain

7. Returned              A. Prompt      After Each       A. Before       Composite        A. 11.3i      11.13I     11.13iii
                                        Barge            Each Loading    from
                         B. Buyer's                      B.,C.,D.        Chevron's        B. 11.3i      11.13ii    11.13iii
                         Sample         Unloading        (Only if        Tanks at Hilo
                                        Whether          Necessary       or Kahului
                                        Buyer's or                       Terminals
                         C. Chevron's   Chevron's
                         Sample
                         D. Buyer's
                         Retain

                    ADDENDUM NO. 2 - QUALITY CONTROL SAMPLES

                        SCHEMATIC Part 1 of 2  (diagram)

                    ADDENDUM NO. 2 - QUALITY CONTROL SAMPLES

                        SCHEMATIC Part 2 of 2  (diagram)

                                 ADDENDUM NO. 3

                                     [---]

SECTION 1
---------

[---] (also referred to herein as the [---]). The provisions of [---] shall only apply to the [---] as described herein and shall [---]. If and whenever said [---] for the use of [---] and for the [---] provided:

1.   Chevron shall have the right to review the quality of [---]; and

2. Buyer shall permit Chevron, its employees and agents (including but not limited to affiliates and contractors and their employees) to enter upon and inspect Buyer's Barbers Point Storage Facilities immediately prior to, during and immediately after [---] upon reasonable advance notice to Buyer and provided that such entry and inspection shall not interfere with operation of Buyer's Barbers Point Storage Facilities.

3. Buyer shall operate the [---] in a safe manner, in compliance with all applicable laws and regulations, and in accordance with good engineering and operating practices ("GEOPS") and in accordance with generally accepted industry practices.

4. Buyer's use of the [---] during any Year of this Contract, if and whenever said [---] are completed, shall be [---]


SECTION 2
---------

[---] need to be constructed in the location where [---] physically intersect and connect with the [---], which shall be taken to be at the[---]. Provided further:

a. [---] shall be responsible for the design, engineering and construction and shall bear the costs arising therefrom of the [---] shall have the right to approve in advance, [---] designs, engineering and construction standards, provided, however, that such approval shall not be unreasonably withheld

b. [---], may, at its option, engage third-party consultants or contractors to perform the design, engineering and construction of the [---], provided that [---] selection of such consultants and contractors shall be subject to [---] approval, provided, however, that such approval shall not be unreasonably withheld.

c. The design and engineering plans (the "Plans") for the [---] shall be developed in accordance with all applicable laws and regulations and GEOPS. [---] shall have twenty (20) working days following its receipt of the Plans ("20-day Period") to review the Plans and submit written comments to [---]. Should [---] fail to provide written notice to [---] of its approval, conditional approval or disapproval of the Plans prior to the end of said 20-day Period, [---] shall be deemed to have approved the Plans.

d. [---] shall permit [---] to inspect the construction of the [---] at all times during normal business hours and upon reasonable advance notice. [--- ] shall perform all construction work in compliance with all applicable laws and regulations.

e. Following the completion of the construction of the [---] shall transfer to [---] all of [---] rights, title and interest in and to the [---] which shall then be a part of the [---]. On and after such date and time of transfer, [---] shall own, operate and maintain the tee branch connection and other components of the [---]. Subject to the prior approval of [---], which shall not be unreasonably withheld, [---] shall schedule and perform such routine maintenance on the [---] as shall be required to by applicable laws, regulations, general industry practices and GEOPS. [---] shall reimburse [---] for its reasonable documented out of pocket costs and expenses incurred solely as a result of such routine maintenance.


SECTION 3
---------

Whenever [---] operates the [---], it shall do so at all times in a safe, effective and efficient manner, in compliance with all applicable laws and regulations, in a reasonable and prudent manner and in conformance with generally accepted industry practices and GEOPS.

[---] operating standards and instructions shall be available for [---] inspection at [---].


SECTION 4
---------

Consent of [---] shall not be required for routine maintenance of the [---], provided, however, [---] shall be required to advise [---] regarding the potential impact on shipments of [---] caused by any maintenance procedures or improvements which are not routine or minor in nature and which are not urgent and necessary to maintain the [---] in good order. Such maintenance shall be performed by [---] as may be required from time to time.

[---] shall maintain accurate and complete records of maintenance performed and shall provide same and any other relevant supporting information as [---] may reasonably require.


SECTION 5
---------

If subsequent to [---], additions or modifications to any part of the [---] are reasonably required in the mutual opinion of [---] and [---] solely in order to accommodate [---] use, such modifications shall be designed, engineered and constructed in accordance with the provisions of Section 2 herein. All rights, title and interest in the addition or modification shall rest with [---] who shall own, operate and maintain such addition or modification in accordance with the provisions herein including but not limited to Sections 2, 3 and 4. [---] shall reimburse [---] for its reasonable costs and expenses incurred pursuant to the installation and maintenance of the addition or modification upon presentation of invoices or other suitable documentation in accordance with
Section 2 and Section 11 herein.

SECTION 6
---------

[---] will mutually coordinate the shipment of [---] through the [---]. Shipment scheduling shall be flexible to ensure that [---] shipments are not unreasonably interrupted. To assist in the coordination of shipments:

1. [---] shall provide [---] a forecast of intended shipments of [---] through the [---] ten Days prior to the beginning of any Month for the [--- ]. The forecast for the [---] shall define on a [---] basis the nature and volume of shipments. The forecast for the [---] shall specify the total volume of shipments for [---].

2. With respect to each individual shipment of [---] though the [---] shall provide [---] a proposed 3-Day shipment period or window upon no less than ten (10) Days' notice prior to the first Day of the proposed shipment period ("10-Day Notice"). The 10-Day Notice shall also specify the amount of [---] to be shipped, subject to a variation of plus or minus twenty (20) percent with respect to the actual volume shipped. [---] may reject the proposed shipment period upon providing [---] notice, no later than one (1) business day from the receipt of [---] 10-Day Notice, of an alternate 3-Day shipment period where the date of the first Day of such alternate 3-Day period is within one (1) Day of the date of the first Day of [---] first proposed 3-Day shipment period. Subsequent to the agreement by the parties on the shipment period contained in the 10-Day Notice, [---] shall make reasonable best efforts to adjust the shipment period to accommodate the priority berthing of [---] at the [---]. Should [---] reasonably estimate that the duration of shipment operations will be less than 3 Days, the agreed 3-Day shipment period is to be narrowed by [---] to two (2) Days upon no less than five (5) Days' notice prior to the first Day of the 2-Day shipment period. Similarly, should [---] reasonably estimate that the duration of shipment operations will be less than 2 Days, the 2-Day shipment period is to be narrowed by [---] to one (1) Day upon no less than two (2) Days' notice prior to the date and time of commencement of shipment operations. Notices may be given by electronic mail, facsimile, radio or telephone.

3. Notwithstanding the estimated duration of shipment operations, the estimated date and time of the commencement of shipment operations shall be narrowed to 12 hours by mutual consent of [---] and [---] no later than two
     (2) Days prior to the estimated shipment commencement time and date

4. When [---] is ready to load or discharge, the master of said vessel shall provide [---] notice of readiness ("NOR"), and laytime shall commence six
     (6) hours after receipt of the NOR, or upon [---] arrival in berth (all fast), whichever first occurs. [---] shall be allowed laytime for loading or discharging [---] on the basis of the shipment volume in barrels divided by a pumping rate standard of [---] barrels per hour. Demurrage shall be payable to [---] against [---] invoice, supported by such data as may be reasonably requested, at a rate equal to [---] actual demurrage rate per hour for each hour used and prorated for each portion of an hour used in excess of allowable laytime and for all delays caused by [---] subsequent to six (6) hours after NOR is effective and prior to the time [---] is advised that a berth is available for the vessel except if such delay is caused by any event or acts beyond the reasonable control of [---], including but not limited to acts of God, fire, governmental acts or labor disturbances.

5. [---] shall vacate the berth at [---] when cargo operations are completed. [---] shall be responsible for any actual loss or damage incurred by [---] as a direct result of the failure of [---] to promptly vacate the berth except if such delay is caused by any event or acts beyond the reasonable control of [---], including but not limited to acts of God, fire, governmental acts or labor disturbances. In no event shall either party be responsible for loss of prospective profits, or consequential damages allegedly caused by or based upon failure of [---] to promptly vacate the berth.

SECTION 7
---------

The quantity of each shipment of [---] shall be determined by an Independent Inspector in accordance with Article VIII. The Independent Inspector or [---] shall provide [---] with summary documentation of [---] shipments describing the volumes and dates of such shipments through the [---].


SECTION 8
---------

Title to [---] transported through the [---] for [---] account shall at all times remain with [---].


SECTION 9
---------

If for operational reasons it is necessary for [---] to deliver line displacement stock to [---], such line displacement stock shall be the least expensive grade or type available which is suitable for the purpose and the line displacement stock shall be of such quality specification that neither causes operational problems to [---] nor results in the contamination of [---] such that [---] fail to comply with the specification limits with which they would have otherwise been in compliance. If time permits, [---] shall have the right to approve in advance the suitability of such pipeline displacement stock, provided that such approval shall not be unreasonably withheld. [---] shall purchase such stock from [---] in accordance with the prices set forth in
Article 5. The quantity of line displacement stock delivered to [---] shall be determined by the Independent Inspector in accordance with Article VIII.

To the extent that small portions of [---] shipped through the [---] are delivered to [---] in the course of acting as an interface between [---] petroleum products in that portion of the [---] not used to ship [---] shall credit [---] for such transferred petroleum products at the prices set forth in
Article V. The quantity of such transferred petroleum products shall be determined by the Independent Inspector in accordance with Article VIII.


SECTION 10
----------

In consideration for its use of the [---] and for performing line displacement
operations for [---] both before and after   [---] use of the [---] shall pay to
[---] a throughput charge ("Throughput") on each shipment of [---] transferred through the [---].

The Throughput shall be calculated by multiplying the number of physical barrels of [---] shipped through the [---] as determined by the Independent Inspector and the transport charge per physical barrel ("Rate"). The number of physical barrels of [---] shipped shall be determined pursuant to Article 8.

The base Rate shall be [---] per barrel. [---]. Escalation factor A ("FA"), escalation factor B ("FB") and escalation factor C ("FC") are defined as follows:

     (i) A labor adjustment factor An which is defined as the arithmetic average of the hourly earnings in dollars per hour for the petroleum and coal products industry as shown in the "Employment and Earnings" publication of the U.S. Department of Labor, Bureau of Labor Statistics, for the three Months of the second calendar quarter immediately preceding the calendar quarter of the Month in which services are rendered, divided by (19.76).

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     (ii)   An industrial commodities adjustment factor Bn which is defined as the arithmetic average of the Producer Price Index for Industrial Commodities as published by the U.S. Department of Labor, Bureau of Labor Statistics, for the three Months of the second calendar quarter immediately preceding the calendar quarter of the Month in which services are rendered, divided by (128.0).

     (iii) A fuels and power adjustment factor Cn which is defined as the arithmetic average of the Producer Price Index for Fuels and Power (Code 5), as published by the U.S. Department of Labor, Bureau of Labor Statistics, for the three Months of the second calendar quarter immediately preceding the calendar quarter of the Month in which services are rendered, divided by (88.9).

[---] shall employ and also be responsible for costs of any support vessels, pilots, mooring masters, or line handlers supplied by [---] or otherwise required by [---], all of which shall become borrowed servants of [---]. Dues and other charges on [---] (whether or not such dues or charges are based on the quantity of [---] loaded or discharged or on the freight and without regard from whom such dues or charges are withheld) shall be paid by [---]. Any taxes on freight shall be borne by [---] shall be responsible for any State fee imposed for its use of the [---] in the nature of wharfage or pipeline toll.


SECTION 11
----------

[---] shall issue invoices for Throughput or for reimbursement for additions or modifications in the Month following the Month in which the services or costs and expenses are incurred. [---] will pay on these invoices in accordance with
Article IX.


SECTION 12
----------

[---] shall each indemnify, defend and hold harmless the other party pursuant to
Article XVIII herein.


SECTION 13
----------

In the event an escape or discharge of [---] occurs from [---], the responsibilities of the respective parties shall be as per Article XXII herein.


SECTION 14
----------

[---] shall comply with all applicable provisions of Article XX and XXI of this Contract, including but not limited to compliance with regulations, compliance with [---] vessel acceptance standards, compliance with [---] Operations Manual, pollution mitigation, required insurance, liability for dues and other charges on said vessel.


SECTION 15
----------

Nothing herein shall be construed as a dedication of the [---] to public use pursuant to Section 19.3 of this Contract.

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SECTION 16
----------

Neither [---] nor [---] shall commit or suffer to be committed any act or default whereby the rights and interests of either party in and under right of entry or easements shall be jeopardized.

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